Exhibit 10.6

LEASE

DATED April 7, 1999

BY AND BETWEEN

SILICON VALLEY PROPERTIES, LLC,

a Delaware limited liability company

as Landlord

and

LIGHTWAVE MICROSYSTEMS CORPORATION,

a California corporation

as Tenant

AFFECTING PREMISES COMMONLY KNOWN AS

2911-2951 Zanker Road, San Jose, CA 95134 (Project 702D)

Approximately 39,314 Square Feet

SUMMARY OF BASIC LEASE TERMS

SECTION	TERMS
(LEASE REFERENCE)

A. (Introduction)	Lease Reference Date: April 7, 1999

B.	Landlord:	SILICON VALLEY PROPERTIES, LLC
(Introduction)		a Delaware limited liability company

C.	Tenant:	LIGHTWAVE MICROSYSTEMS CORPORATION,
(Introduction)		a California corporation

D.	Premises:	That area consisting of 39,314 square feet of
(§1.21)		gross leasable area the address of which is
2911-2951 Zanker Road, San Jose, California 95134,
within the Building as shown on Exhibit A.

E.	Project:	The land and improvements shown on Exhibit A
(§1.22)		consisting of six (6) buildings the aggregate gross leasable area of which is 248,835 square feet.

F.	Building:	The building in which the Premises are located
(§1.7)		known as 2911-2951 Zanker Road, San Jose, California,
containing 39,314 square feet of gross leasable area.

G.	Tenant’s Share:	100% of the Building
(§1.29)		15.80% of the Project

H.	Tenant’s Allocated Parking Stalls: 152 stalls.
(§4.5)

I.	Scheduled Commencement Date: July 1, 2002
(§1.26)

J.	Lease Term:	Sixty (60) calendar months (plus the partial month
(§1.18)		following the Commencement Date if such date is not the first day of a month).

K.	Base Monthly Rent: The Base Monthly Rental Schedule shall be as follows:
(§3.1)	07/01/02 through 06/30/03 - $1.91 per square foot - $75,089.74 per month
07/01/03 through 06/30/04 - $1.97 per square foot - $77,448.58 per month
07/01/04 through 06/30/05 - $2.03 per square foot - $79,807.42 per month
07/01/05 through 06/30/06 - $2.09 per square foot - $82,166.26 per month
07/01/06 through 06/30/07 - $2.15 per square foot - $84,525.10 per month

L.	Prepaid Rent: $-0-.
(§3.3)

M.	Security Deposit: See Addendum No. 1 to Lease.
(§3.5)

N.	Permitted Use: The Premises shall be used and occupied for general office,
(§4.1)	R&D, sales, engineering and manufacturing of Planar Lightwave Circuit
(“PLC”) components and subsystems for optical fiber telecommunications systems, and other related products, and subject to the reasonable approval of
Landlord, manufacturing and warehousing of other non Hazardous Material
(hereinafter defined) products.

O.	Permitted Tenant’s Alterations limit: $10,000.00
(§5.2)

P.	Tenant’s Liability Insurance Minimum: $3,000,000.00
(§9.1)

Q.	Landlord’s Address:	c/o The Martin Group
(§1.3)		2290 North First Street, Suite 108
San Jose, CA 95131
Attn: Property Manager

1

	With a copy to:	Divco West Group, LLC
150 Almaden Blvd., Suite 700
San Jose, CA 95113
Attn.: Asset Manager

R.	Tenant’s Address:	2911 Zanker Road
(§1.3)		San Jose, CA 95134

S. (§15.13)	Retained Real Estate Brokers: Colliers International, Landlord’s Broker, and Commercial Property Services Company, Tenant’s Broker.

T.	Lease:	This Lease includes the summary of the Basic Lease
(§1.17)		Terms, the Lease, and the following exhibits and addenda:

Exhibit A - Project Site Plan and Outline of the Premises
Exhibit B - Work Letter for Tenant Improvements
Exhibit C - Intentionally Deleted
Exhibit D - Sign Criteria
Exhibit E - Hazardous Materials Questionnaire, and:
Addendum No. 1

The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

LANDLORD:			TENANT:

SILICON VALLEY PROPERTIES, L.L.C.			LIGHTWAVE MICROSYSTEMS CORPORATION,
a Delaware limited liability company			a California corporation

By:	Divco SVP Group, LLC,		By:	/s/ Martin J. Lundie
	a Delaware limited liability company		Name:	Martin J. Lundie
	Its Manager		Title:	Vice President & C.F.O

	By:	/s/ Scott Smithers	Dated:	April 7, 1999
	Name:	Scott Smithers
	Its:	President

Dated:	4/13, 1999

2

LEASE

This Lease is dated as of the lease reference date specified in Section A of the Summary and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.

ARTICLE 1

DEFINITIONS

1.1 General: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

1.2 Additional Rent: The term “Additional Rent” is defined in ¶3.2.

1.3 Address for Notices: The term “Address for Notices” shall mean the addresses set forth in Sections Q and R of the Summary; provided, however, that after the Commencement Date, Tenant’s Address for Notices shall be the address of the Premises.

1.4 Agents: The term “Agents” shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant’s subtenants and their respective agents, employees, contractors, and invitees.

1.5 Agreed Interest Rate: The term “Agreed Interest Rate” shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

1.6 Base Monthly Rent: The term “Base Monthly Rent” shall mean the fixed monthly rent payable by Tenant pursuant to ¶3.1 which is specified in Section K of the Summary.

1.7 Building: The term “Building” shall mean the building in which the Premises are located which Building is identified in Section F of the Summary, the gross leasable area of which is referred to herein as the “Building Gross Leasable Area.”

1.8 Commencement Date: The term “Commencement Date” is the date set forth in Section I of the Summary of Basic Lease Terms as the Scheduled Commencement Date.

1.9 Common Area: The term “Common Area” shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

1.10 Common Operating Expenses: The term “Common Operating Expenses” is defined in ¶8.2.

1.11 Effective Date: The term “Effective Date” shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

1.12 Event of Tenant’s Default: The term “Event of Tenant’s Default” is defined in ¶13.1.

1.13 Hazardous Materials: The terms “Hazardous Materials” and “Hazardous Materials Laws” are defined in ¶7.2E.

1.14 Insured and Uninsured Peril: The terms “Insured Peril” and “Uninsured Peril” are defined in ¶11.2E.

1.15 Law: The term “Law” shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in ¶7.2E) and the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et. seq. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto.

1.16 Lease: The term “Lease” shall mean the Summary and all elements of this Lease identified in Section T of the Summary, all of which are attached hereto and incorporated herein by this reference.

1.17 Lease Term: The term “Lease Term” shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.

1.18 Lender: The term “Lender” shall mean any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

1.19 Permitted Use: The term “Permitted Use” shall mean the use specified in Section N of the Summary.

1.20 Premises: The term “Premises” shall mean that building area described in Section D of the Summary that is within the Building.

1.21 Project: The term “Project” shall mean that real property and the improvements thereon which are specified in Section E of the Summary, the aggregate gross leasable area of which is referred to herein as the “Project Gross Leasable Area.”

1.22 Private Restrictions: The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date and are approved by Tenant.

1.23 Real Property Taxes: The term “Real Property Taxes” is defined in ¶8.3.

1.24 Scheduled Commencement Date: The term “Scheduled Commencement Date” shall mean the date specified in Section I of the Summary.

1.25 Security Instrument: The term “Security Instrument” shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

1.26 Summary: The term “Summary” shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

1.27 Tenant’s Alterations: The term “Tenant’s Alterations” shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

1.28 Tenant’s Share: The term “Tenant’s Share” shall mean the percentage obtained by dividing Tenant’s Gross Leasable Area by the Building Gross Leasable Area for Tenant’s Share of the Building and by the Project Gross Leasable Area for Tenant’s Share of the Project, which as of the Effective Date is the percentage identified in Section G of the Summary.

1.29 Trade Fixtures: The term “Trade Fixtures” shall mean (i) Tenant’s inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without damage to the structural part of the Premises or material damage to the remaining portion of the Premises.

ARTICLE 2

DEMISE, CONSTRUCTION, AND ACCEPTANCE

2.1 Demise of Premises: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant’s own use in the conduct of Tenant’s business together with (i) the non-exclusive right to use the number of Tenant’s Allocated Parking Stalls within the Common Area (subject to the limitations set forth in ¶4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant’s use of the Premises.

2.2 INTENTIONALLY DELETED.

2.3 INTENTIONALLY DELETED.

2.4 Delivery and Acceptance of Possession: Prior to the Commencement Date, Tenant has been leasing and occupying the Premises for an extended period of time pursuant to a Sublease (as defined in Addendum No. 1) and as is thoroughly familiar with the condition of the Premises. Tenant agrees to continue in possession of the Premises in its then existing condition, “as-is”, including all defects, without the construction of any improvements or the grant of any allowances or concessions, subject to Landlord’s repair and maintenance obligations under this Lease.

2.5 INTENTIONALLY DELETED.

ARTICLE 3

RENT

3.1 Base Monthly Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary.

3.2 Additional Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the “Additional Rent”): (i) any late charges or interest due Landlord pursuant to ¶3.4; (ii) Tenant’s Share of Common Operating Expenses as provided in ¶8.1; (iii) Landlord’s share of any Subrent received by Tenant upon certain assignments and sublettings as required by ¶14.1; (iv) any legal fees and costs due Landlord pursuant to ¶15.9; and (v) any other charges due Landlord pursuant to this Lease.

3.3 Payment of Rent: All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If Section K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in ¶11.4 and ¶12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section Q of the Summary, or at such other place as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and Tenant’s Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

3.4 Late Charge, Interest and Quarterly Payments:

(a) Late Charge. Tenant acknowledges that the late payment by Tenant of any installment of rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, attorneys’ fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within five (5) days after receipt of written notice, then Tenant shall immediately pay to Landlord a late charge equal to 5% of such delinquent rent as liquidated damages for Tenant’s failure to make timely payment; provided, however, that if Landlord has provided two notices of a late payment or default during any calendar year, Landlord shall not be obligated to provide any notice during the remainder of the calendar year in order for Tenant to be obligated to pay such late charge. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to ¶13.2B.

(b) Interest. If any rent remains delinquent for a period in excess of five (5) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

(c) Quarterly Payments. If Tenant during any six (6) month period shall be more than five (5) days delinquent in the payment of any rent or other amount payable by Tenant hereunder on three (3) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Monthly Rent and Additional Rent quarterly in advance. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant’s default hereunder

3.5 Security Deposit: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the “Security Deposit”). Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease; and (iv) to remedy any other default of Tenant to the extent permitted by Law. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord shall pay the Security Deposit to any transferee of Landlord’s interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.

ARTICLE 4

USE OF PREMISES

4.1 Limitation on Use: Tenant shall use the Premises solely for the Permitted Use specified in Section N of the Summary, without the prior written consent of Landlord which will not be unreasonably withheld. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant’s Trade Fixtures and Tenant’s Alterations, and then only in a manner which has been first reasonably approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

4.2 Compliance with Regulations: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant’s Alternations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease; provided, however, that if any such requirement involves the construction of any capital improvement to the Premises, then Tenant shall not be required to comply with or pay the cost of complying with such requirement, unless such compliance is necessitated by Tenant’s particular use of the Premises or any alteration or improvement made to the Premises made by or on behalf of Tenant

4.3 Outside Areas: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

4.4 Signs: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. Tenant may have its name included in the existing monument sign by Zanker Road for the Premises, along with the names of other tenants, subject to the prior approval by Landlord in its sole and absolute discretion concerning the design and quality of the sign. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord’s sign criteria attached as Exhibit D, and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair.

4.5 Parking: Tenant is allocated and shall have the non-exclusive right to use not more than the number of Tenant’s Allocated Parking Stalls contained within the Project described in Section H of the Summary for its use and the use of Tenant’s Agents, the location of which may be designated from time to time by Landlord in good faith and in a non-discriminatory manner. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

4.6 Rules and Regulations: Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations.

ARTICLE 5

TRADE FIXTURES AND ALTERATIONS

5.1 Trade Fixtures: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant’s property.

5.2 Tenant’s Alterations: Construction by Tenant of Tenant’s Alterations shall be governed by the following:

A. Tenant shall not construct any Tenant’s Alterations or otherwise alter the Premises without Landlord’s prior written approval. Tenant shall be entitled, without Landlord’s prior approval, to make Tenant’s Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, including the cost of demolition of any part of the Premises removed or materially altered in connection with such Tenant’s Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in Section O of the Summary per work of improvement. In the event Landlord’s approval for any Tenant’s Alterations is required, Tenant shall not construct the alteration until Landlord has approved in writing the plans and specifications therefor, and such Tenant’s Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant’s Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality.

B. Tenant shall not commence construction of any Tenant’s Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days’ prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders’ risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

C. All Tenant’s Alterations shall remain the property of Tenant during the Lease Term; provided, however, that if Landlord requires Tenant to remove any Tenant’s Alterations, Tenant shall so remove such Tenant’s Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant’s Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of Tenant’s Alteration in question; (ii) at the time Tenant requested Landlord’s approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Tenant’s Alteration at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove Tenant’s Alteration at the expiration of the Lease Term.

5.3 Alterations Required by Law: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval; or (iii) Tenant’s construction or installation of any Tenant’s Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord’s right to reimbursement from Tenant specified in ¶5.4).

5.4 Amortization of Certain Capital Improvements: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project and the cost thereof is not reimbursable as a Common Operating Expense: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project; and (iii) replacement of capital improvements or building service equipment existing as of the Effective Date with substantially comparable equipment when required because of normal wear and tear. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

A. All costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

B. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant’s Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

5.5 Mechanic’s Liens: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant’s Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord’s Agents), Tenant shall bond against or discharge the same within 10 days after Tenant has received notice that the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

5.6 Taxes on Tenant’s Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

ARTICLE 6

REPAIR AND MAINTENANCE

6.1 Tenant’s Obligation to Maintain: Except as otherwise provided in ¶6.2, ¶11.1, and ¶12.3, Tenant shall be responsible for the following during the Lease Term:

A. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises.

B. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

C. Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 60 days during the Lease Term. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every 60 days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days’ prior written notice to Landlord.

D. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant’s Alterations Limit, then Tenant shall first obtain Landlord’s written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

E. Notwithstanding anything to the contrary in section 6.1C, Landlord agrees to perform any repair or maintenance required of Tenant under sections 6.1C above that constitutes a capital improvement under generally accepted accounting principles as determined by Landlord in its reasonable discretion, if the cost of such work, on an individual job basis, is estimated to be more than $10,000.00 during any Lease Year and such work is not due to any negligence or willful misconduct of Tenant or any of Tenant’s Agents for which the waiver of subrogation provisions of section 9.4 are not applicable or due to any alterations by Tenant; provided, however that Tenant shall pay to Landlord the amortized portion of the cost for any such repair or replacement in accordance with Sections 5.4A and B of this Lease. Tenant shall not be responsible for any repairs or maintenance due to the active negligence or willful misconduct of Landlord or its Agents.

6.2 Landlord’s Obligation to Maintain: Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof structure and membrane, exterior and structural parts of the building(s) located on the Project so that the same are kept in good order and repair. If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building or located outside of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant’s Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.

        6.3 Control of Common Area: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant’s use of the Premises without first obtaining Tenant’s consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant’s Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

ARTICLE 7

WASTE DISPOSAL AND UTILITIES

7.1 Waste Disposal: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant’s sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

7.2 Hazardous Materials: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant’s Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys’ fees, experts’ fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant’s Agents after the Effective Date.

B. If the use, storage, treatment, transportation, release or disposal of any Hazardous Material by Tenant or any of Tenant’s Agents after the earlier of (i) the commencement of the term of the Sublease (as defined in Addendum No. 1) or (ii) the date Tenant takes occupancy of the Premises under the Sublease results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials.

C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use (a) small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and (b) such other Hazardous Materials as are necessary and used in the management and operation of the business of the original party signing this Lease as tenant as of the Commencement Date as disclosed in the Hazardous Material Questionnaire attached hereto as Exhibit E, which materials in either case were or are used in the manner for which they were designed and in such amounts as may be necessary for the operation of such business at the Property. If Tenant assigns this Lease or sublets any space, then any such assignee’s or sublessee’s use of Hazardous Materials in the normal and customary operation of its business shall be subject to the prior written approval of Landlord. At any time during the Lease Term, Tenant shall, within fifteen (15) days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

                D. Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in ¶7.2A and/or ¶7.2B.

E. As used herein, the term “Hazardous Material,” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material,” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term “Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

F. The obligations of Landlord and Tenant under this ¶7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this ¶7.2. In the event of any inconsistency between any other part of this Lease and this ¶7.2, the terms of this ¶7.2 shall control.

7.3 Utilities: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s reasonable estimate of the cost of Tenant’s excess use of such utility service, or (ii) install a separate meter (at Tenant’s expense) to measure the utility service supplied to the Premises.

7.4 Compliance with Governmental Regulations: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

ARTICLE 8

COMMON OPERATING EXPENSES

8.1 Tenant’s Obligation to Reimburse: As Additional Rent, Tenant shall pay Tenant’s Share (specified in Section G of the Summary) of all Common Operating Expenses with respect to the maintenance, repair, replacement and use of the Building, Common Areas and Project. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 30 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant’s Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (I) Landlord shall deliver to Tenant Landlord’s reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord’s fiscal year in question; (ii) during such Landlord’s fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within 90 days after the end of each Landlord’s fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord’s fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within 10 days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant’s Share of all Common Operating Expenses for such Landlord’s fiscal year and no more. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect at Landlord’s office during normal business hours Landlord’s books and records as they relate to Common Operating Expenses. Such inspection must be within 150 days of Tenant’s receipt of Landlord’s annual statement for the same, and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection.

8.2 Common Operating Expenses Defined: The term “Common Operating Expenses” shall mean the following:

                A. All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project; (ii) maintenance of the liability, fire, property damage, earthquake and other insurance covering the Project carried by Landlord pursuant to ¶9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing (with substantially comparable equipment) when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security (provided, however, that Landlord shall not be obligated to provide security and if it does, Landlord may discontinue such service at any time and in any event Landlord shall not be responsible for any act or omission of any security personnel); and (ix) capital improvements as provided in ¶5.4 hereof;

B. The following costs: (i) Real Property Taxes as defined in ¶8.3; (ii) the amount of any “deductible” paid by Landlord with respect to damage caused by any Insured Peril not to exceed $25,000.00; (iii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any 12 month period equal to $25,000.00; and (iv) that portion of all compensation (including benefits and premiums for workers’ compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by ¶8.2A that is fairly allocable to the Project;

C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant’s Share of Common Operating Expenses shall not exceed the monthly rate of 5% of the Base Monthly Rent.

D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include any of the following: (i) payments on any loans or ground leases affecting the Project; (ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) leasing commissions; (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project; and (v) any cost incurred in complying with Hazardous Materials Laws, which subject is governed exclusively by ¶7.2.

(E) Building Allocation. Since the Project consists of multiple buildings including the Building, certain Common Operating Expenses may pertain to a particular building(s) and other Common Operating Expenses to the Project as a whole. Common Operating Expenses applicable to any particular building within the Project shall be allocated and charged to the building in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other Common Operating Expenses applicable to the Project shall be allocated and charged to each building in the Project based on the ratio that each building’s gross leasable area bears to the total gross leasable area of all buildings in the Project, with the tenants in each building in the Project being responsible for paying their respective proportionate shares of such costs. Landlord shall in good faith attempt to allocate such Common Operating Expenses to the buildings (including the Building) or Project, as the case may be, and such allocation shall be binding on Tenant.

8.3 Real Property Taxes Defined: The term “Real Property Taxes” shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord’s business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord’s interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord’s business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources. With respect to any special assessments which may be levied as part of the Real Property Taxes and which may be payable in installments over a period of time, only the amount of the installments due each year shall be included in the Real Property Taxes charged to Tenant, whether or not Landlord elects to pay in installments, provided that Landlord has the option of paying said assessment in installments over a period of time.

ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance: Tenant shall maintain insurance complying with all of the following:

A. Tenant shall procure, pay for and keep in full force and effect the following:

                        (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Liability Insurance Minimum specified in Section P of the Summary, which insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in ¶10.3;

(2) Fire and property damage insurance in so-called “all risk” form insuring Tenant’s Trade Fixtures and Tenant’s Alterations for the full actual replacement cost thereof;

(3) Business interruption insurance with limits of liability representing at least approximately six months of income, business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident, insurance protecting against liability under workers’ compensation laws with limits at least as required by statute, insurance for all plate glass in the Premises, and such other insurance that is reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses.

B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this ¶9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured in the case of commercial general liability insurance; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord (it being understood that Landlord’s insurance shall provide excess coverage for Landlord after applying Tenant’s insurance); (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide in the case of commercial general liability insurance that such policy shall not be subject to cancellation in coverage except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a “deductible” in excess of such amount as is reasonably approved by Landlord and which is then customary in the marketplace; (vii) shall contain a cross liability endorsement in the case of commercial general liability insurance; and (viii) shall contain a “severability” clause in the case of commercial general liability insurance. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this ¶9.1.

C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this ¶9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this ¶9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this ¶9.1. if a claim is filed or threatened against Landlord. If any insurance advisor reasonably determines at any time but nor more frequently than once every three years that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this ¶9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

9.2 Landlord’s Insurance: Landlord shall have the following obligations and options regarding insurance:

A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “all risk” form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils that Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. All such coverage shall contain “deductibles” which Landlord deems appropriate, which in the case of earthquake and flood insurance, may be up to 10% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant’s Alterations of Tenant.

B. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

C. Tenant’s Obligation to Reimburse: If Landlord’s insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant’s use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

9.4 Release and Waiver of Subrogation: Notwithstanding anything to the contrary in this Lease, the parties hereto release each other, and their respective agents and employees, successors, assigns and subtenants, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage or any insurance policy which is required to be maintained by the parties under this Lease without regard to the negligence or willful misconduct of the party or entity so released, subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs ¶9.1A and ¶9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of ¶9.1A.2 to the extent permitted by this Lease; and (iii) Landlord or Tenant, as the case may be, shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord or Tenant for such insurance, as applicable (or for such insurance required to be carried by each party under this Lease), but only to the extent of the applicable deductible and to the extent such damage or claim is caused by Landlord or Landlord’s Agents or Tenant or any of Tenant’s Agents, respectively.

ARTICLE 10

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

10.1 Limitation on Landlord’s Liability: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant’s Agents, damage to the property of Tenant or Tenant’s Agents, or loss to Tenant’s business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to ¶9.4, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord’s willful misconduct or active negligence, but such limitation of liability shall not relieve Landlord from its obligations under this Lease.

10.2 Limitation on Tenant’s Recourse: If Landlord is a corporation, limited liability company, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, members, managers, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, members, managers, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project (including any net sale proceeds from the sale of the Project or Building). Tenant shall have recourse only to the interest of Landlord in the Project and shall not have recourse to any other assets of Landlord.

10.3 Indemnification of Landlord: Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than to the extent caused by the willful misconduct or negligence of Landlord or its employees, agents or contractors, or breach of Landlord’s obligations under this Lease) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) an Event of Tenant’s Default. The provisions of this ¶10.3 shall survive the expiration or sooner termination of this Lease.

ARTICLE 11

DAMAGE TO PREMISES

11.1 Landlord’s Duty to Restore: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to ¶11.2 or by Tenant pursuant to ¶11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to ¶9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either ¶11.2 or ¶11.3, then all insurance proceeds available from insurance carried by Tenant shall be paid to and become the property of Tenant. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord’s obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant’s Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to ¶9.1A(2) shall be used for such purpose.

        Tenant shall forthwith replace or fully repair all Tenant’s Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to ¶9.1A(2) shall be used for such purpose. Tenant’s obligations to repair or replace Tenant’s Alterations and Tenant’s Trade Fixtures pursuant to this Section shall be limited to the extent of the insurance proceeds actually received by Tenant and subject to Tenant’s right to terminate the Lease as set forth in Section 11.3 below. Tenant shall be entitled to retain all insurance proceeds and settlements it receives in connection with the damage or destruction of Tenant’s Trade Fixtures and any other property insurance maintained by Tenant.

11.2 Landlord’s Right to Terminate: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

A. The Building is damaged by an Insured Peril to such an extent that the estimated cost to restore the Building exceeds 50% of the actual replacement cost thereof;

B. The Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 2% of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this ¶11.2B if Tenant agrees in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease;

C. The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this ¶11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within 15 days following the date of such damage; or

D. Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

E. As used herein, the following terms shall have the following meanings: (i) the term “Insured Peril” shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any “deductible” amount specified by such insurance) to restore the Project under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term “Uninsured Peril” shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the “deductible” for earthquake or flood insurance exceeds 5% of the replacement cost of the improvements insured, such peril shall be deemed an “Uninsured Peril”.

11.3 Tenant’s Right to Terminate: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to ¶11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within 10 days after Tenant receives notice from Landlord that the estimated time needed to complete such restoration is more than the applicable period set for in paragraphs A or B below.

A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within 180 days after the date of such damage; or

B. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within 120 days after the date of such damage.

In addition, if Landlord provides notice that the restoration can be completed within said 180 or 120 days, as provided in paragraphs B or C above, and Landlord fails to substantially complete the restoration work within the applicable time period, as the same may be extended for any delay caused by Tenant or any of Tenant’s Agents or a force majeure delay (as described in ¶15.14 hereof), then Tenant may terminate this Lease by providing written notice of such election to terminate within 10 days after the earlier of (i) the end of said 180 or 120 day time period, as the case may be, as such time period may be extended for any delay caused by Tenant or any of Tenant’s Agents, or (ii) after receipt of written notice from Landlord of the delay. Landlord agrees to provide written notice of any delay caused by Tenant or its Agents or by any force majeure delay within a reasonable period of time not to exceed thirty (30) days after Landlord knows of an event constituting and causing such a delay.

11.4 Abatement of Rent: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

ARTICLE 12

CONDEMNATION

12.1 Landlord’s Termination Right: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) more than one-third of the Building Leasable Area is so taken, or (ii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

12.2 Tenant’s Termination Right: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken or that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant’s business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by ¶2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or restriping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

12.3 Restoration and Abatement of Rent: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

12.4 Temporary Taking: If any portion of the Premises is temporarily taken for one year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant’s ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

12.5 Division of Condemnation Award: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to make a direct claim against the condemning authority for the following: (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

ARTICLE 13

DEFAULT AND REMEDIES

13.1 Events of Tenant’s Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an “Event of Tenant’s Default”):

A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 3 days after delivery of written notice from Landlord specifying such failure to pay; or

B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion; or

C. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

D. Tenant shall have abandoned the Premises; or

E. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 USC §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

                F. Tenant shall have failed to deliver documents required of it pursuant to ¶15.4 or ¶15.6 within the time periods specified therein.

13.2 Landlord’s Remedies: If an Event of Tenant’s Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

B. In accordance with applicable law, Landlord may enter the Premises and re-lease them to third parties for Tenant’s account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers’ commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

C. In accordance with applicable law, Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this ¶13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant’s right to possession of the Premises.

D. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by ¶13.C, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

E. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term “rent” includes Base Monthly Rent and Additional Rent. Such damages shall include:

(1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

(2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys’ fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant’s default.

F. Nothing in this ¶13.2 shall limit Landlord’s right to indemnification from Tenant as provided in ¶7.2 and ¶10.3. Any notice given by Landlord in order to satisfy the requirements of ¶13.1A or ¶13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

13.3 Waiver: One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

13.4 Limitation On Exercise of Rights: At any time that an Event of Tenant’s Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend.

13.5 Waiver by Tenant of Certain Remedies: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure and Civil Code Section 3275.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfer By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this ¶14.1 as “Tenant”):

A. Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord’s consent is granted, not to exceed $1,500.00 for each request. Landlord’s reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord’s behalf of (i) Hazardous Materials (as defined in Section 7.2E of this Lease) used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law (as defined in Section 7.2E of this lease) by the Tenant or the proposed Subtenant or Assignee, provided such costs in addition to the cost set forth in the preceding sentence do not exceed in the aggregate $1,500.00 for each request for consent to a Transfer. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to ¶14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any Transfer without Landlord’s consent shall constitute an Event of Tenant’s Default and shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this ¶14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

                B. At least 20 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee’s business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord’s standard hazardous materials questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Tenant’s receipt of such notice from Landlord. Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within the later of (i) 30 days of receipt of such request together with the required accompanying documentation, or (ii) 15 days after Landlord’s receipt of all information which Landlord reasonably requests within seven days after it receives Tenant’s first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, then Tenant shall provide a second written notice to Landlord requesting such consent and if Landlord fails to respond within 7 days after receipt of such second notice, then Landlord will be deemed to have consented to such Transfer. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer, which shall also be subject Landlord’s consent in accordance with the same process for obtaining Landlord’s initial consent to such Transfer.

C. In the event that Tenant seeks to make any Transfer, Landlord shall have the right to terminate this Lease if the Transfer involves more than fifty (50%) of the Premises, or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be sublet so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord, including, without limitation to the transferee under the proposed Transfer. Tenant shall have the right to rescind its request for consent to the Transfer (and thereby rescind Landlord’s election to terminate) upon written notice to Landlord within ten (10) days after receipt of Landlord’s notice to terminate. In the event Landlord elects to so terminate this Lease, then the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant’s Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

Notwithstanding the foregoing, Landlord shall not have the right to recapture the portion of the Premises leased to a sublessee in connection with any sublease that individually or in the aggregate of all subleases is for less than 17,000 square feet of space of the Premises and such subleases are executed between the period of the commencement of the term of the Sublease (as defined in Addendum No. 1) and one (1) year after the Commencement Date of this Lease. While such subleases shall not be subject to Landlord’s right to recapture, they shall be subject to all of the other provisions of Article 14 of this Lease.

D. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

(1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

(2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 80% of all Subrent (as defined in ¶14.1D(5)) received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease, and (ii) the amortized amount of all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee. All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease (including any extension options) for purposes of calculating the amount due Landlord hereunder.

(3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 80% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease (including any extension options) for purposes of calculating the amount due Landlord hereunder.

(4) Tenant’s obligations under this ¶14.1D shall survive any Transfer, and Tenant’s failure to perform its obligations hereunder shall be an Event of Tenant’s Default (subject to the applicable notice and cure periods). At the time Tenant makes any payment to Landlord required by this ¶14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant’s books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

(5) As used in this ¶14.1D, the term “Subrent” shall mean any consideration of any kind received by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant’s leasehold improvements, but shall not include any payments or other consideration received by Tenant in connection with Tenant’s assets, Tenant’s Trade Fixtures, or any inventory, accounts, goodwill, equipment, furniture, furnishings or general intangibles of Tenant, whatsoever. As used in this ¶14.1D, the term “Permitted Transfer Costs” shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, (ii) the actual cost of standard improvements made to the Premises for such Transfer, and (iii) all reasonable attorneys’ fees incurred by Tenant with respect to the Transfer in question.

E. Except as provided in section 14.1F, if Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant’s interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, limited liability company or other entity any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner, member or other party owning 25% or more (cumulatively) of any interest in the capital or profits of the partnership, limited liability company or other entity or the dissolution of the partnership, limited liability company or other entity, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.

F. Notwithstanding anything contained in ¶14.1, so long as Tenant otherwise complies with the provisions of ¶14.1 Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to ¶14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to ¶14.1D:

(1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease;

(2) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and

(3) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

Notwithstanding the foregoing, the term “corporation” as used in Section 14.1.F of the Lease shall be deemed to include any subsidiary, affiliate, division or other entity and the reference to sale of Tenant’s assets refers to those assets located within the Premises. For the purpose of this Lease, any sale or transfer of Tenant’s capital stock, including without limitation, a transfer in connection with the merger, consolidation or non-bankruptcy reorganization of Tenant and any sale through any national market system or public exchange, or any re-incorporation by Tenant in another state, shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

14.2 Transfer By Landlord: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, provided such assignee or successor assumes such obligations. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Premises.

ARTICLE 15

GENERAL PROVISIONS

15.1 Landlord’s Right to Enter: Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours’ prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant’s obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary “for lease” signs or “for sale” signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this ¶15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

15.2 Surrender of the Premises: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the condition required under section 4 of Addendum No. 1, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to ¶7.2A or ¶7.2B. In this regard, reasonable wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of commercially reasonable standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease in order to return the Premises to the condition required under section 4 of Addendum No. 1 subject to reasonable wear and tear: (i) all interior walls shall be painted or cleaned so that they appear in good condition; (ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (v) all windows shall be washed; (vi) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and (vii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses).

If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant’s Alterations (including, without limitation, any alterations done by Tenant under the Sublease) that Landlord notified Tenant at the time Landlord approved of the final plans and specifications for such work would have to be removed at the expiration or earlier termination of this Lease, unless Landlord subsequently notifies Tenant at least thirty (30) days prior to the expiration of the Lease that all or any portion of such Tenant’s Alterations must remain, and repair all damage caused by such removal, (ii) remove any Tenant’s Alterations which Tenant is required to remove pursuant to ¶5.2 and repair all damage caused by such removal, and (iii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

15.3 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 150% of the greater of (a) the Base Monthly Rent payable during the last full calendar month of the Lease Term, or (b) the then prevailing fair market rent.

15.4 Subordination: The following provisions shall govern the relationship of this Lease to any Security Instrument:

A. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

B. At Landlord’s election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

C. Within ten (10) days after receipt of Landlord’s request, Tenant shall upon request execute any document or instrument required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender obtains possession of the Project in connection with the enforcement of its Security Instrument. Tenant’s failure to execute any such document or instrument within five (5) days after a second written demand therefor shall constitute an Event of Tenant’s Default.

15.5 Mortgagee Protection and Attornment: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure, but in no event longer than 60 days. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

15.6 Estoppel Certificates and Financial Statements: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party’s knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party’s performance, and (iii) no rent has been paid more than 30 days in advance. At any time during the Lease Term, but not more frequently than annually, Tenant shall, upon 15 days’ prior written notice from Landlord, provide Tenant’s most recent financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord agrees that such financial information is confidential and shall only be used for purposes of a sale or financing of the Building or Project or any interest in Landlord. Tenant’s failure to execute any such document or instrument or provide such financial statement within five (5) days after a second written demand therefor shall constitute an Event of Tenant’s Default.

15.7 Consent: Whenever Landlord’s approval or consent is required by this Lease, such approval or consent may be exercised in Landlord’s sole and absolute discretion, unless a different standard has been expressly provided in this Lease for the particular matter requiring Landlord’s consent or approval.

15.8 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile (with a copy sent by mail), by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section Q or Section R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party’s Address for Notices, except if received on a Saturday, Sunday or legal holiday in the State of California (which for purposes hereof shall mean a holiday when the national banks in California are closed), then the next business day. Either party may change its address by giving notice of the same in accordance with this ¶15.8, provided, however, that any address to which notices may be sent must be a California address.

15.9 Attorneys’ Fees: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and experts’ fees as may be fixed by the court.

15.10 Corporate Authority: If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation or limited liability company does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation or limited liability company, as the case may be, that it is qualified to do business in California, and that the corporation or limited liability company has full right and authority to enter into this Lease.

15.11 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. “Party” shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “shall”, “will” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

15.12 Termination by Exercise of Right: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This ¶15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant’s Default.

15.13 Brokerage Commissions: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers pursuant to a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

15.14 Force Majeure: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of a party hereto (except financial inability) shall excuse the performance by that party, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder; provided, however that the foregoing shall not be deemed to extend the time by which Tenant shall be entitled to terminate this Lease or to an abatement of rent. A party claiming such a force majeure delay under this section shall notify the other party within a reasonable period of time after an event constituting such a force majeure delay occurs and of such party’s good faith estimate of the length of such delay.

15.15 Entire Agreement: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant’s intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant’s business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:				TENANT:

By:	SILICON VALLEY PROPERTIES, L.L.C. a Delaware limited liability company			LIGHTWAVE MICROSYSTEMS CORPORATION, a California corporation

	By:	Divco SVP Group, LLC, a Delaware limited liability company Its Manager		By: Name: Title:	/s/ Martin J. Lundie Martin J. Lundie Vice President & C.F.O

		By:	/s/ Scott Smithers	Dated:	April 7 1999
		Name:	Scott Smithers
		Its:	President

Dated: April 13, 1999

ADDENDUM NO. 1

This ADDENDUM NO. 1 (this “Addendum”) is made in connection with and is a part of that certain Lease, dated as of April 7, 1999, by and between SILICON VALLEY PROPERTIES, LLC, a Delaware limited liability company, as Landlord, and LIGHTWAVE MICROSYSTEMS CORPORATION, a California corporation as Tenant, (the “Lease”).

1. Definitions and Conflict. All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Addendum. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Addendum, this Addendum shall control.

2. Sublease. As of the date hereof, the Premises are leased to Seagate Technology, a Delaware corporation (“Seagate”) pursuant to the terms of a separate lease agreement currently by and between Landlord and Seagate (the “Seagate Lease”). Seagate has sublet the Premises to Tenant pursuant to the terms of that certain Standard Sublease dated March 2, 1999 (the “Sublease”) for a term commencing on the date Landlord consents to the Sublease and expiring on June 30, 2002, which is the expiration of the term of the Seagate Lease. The Lease between Landlord and Tenant is effective as of the date hereof, but the Lease Term will not commence until the term of the Sublease, as provided in section I of the Summary of Basic Lease Terms in the Lease.

2.1 Tenant Sublease Defaults. As a material inducement for Landlord to enter into the Lease, Tenant covenants and agrees to pay all rent and other sums and perform all obligations of Tenant, as sublessee, as and when due under the Sublease. If Tenant defaults (after applicable notice by Seagate and cure period under the Sublease, if any) and the Sublease is terminated, then such default and termination shall constitute a default by Tenant of the Lease that may not be cured by Tenant even thought the Lease Term will not have commenced. Tenant further covenants and agrees (a) not to amend, modify, surrender, abandon or terminate (except as provided in the Sublease for a termination in the event of a casualty or condemnation) the Sublease without the prior written consent of Landlord, which may be withheld or exercised in Landlord’s sole and absolute discretion, and (b) to provide copies of any notice of default or breach sent to Seagate or received from Seagate promptly after sending or receiving any such notice.

2.2 Seagate Sublease Defaults. If the Seagate Lease is terminated by Landlord due to a default by Seagate and if Tenant is not in default (after applicable notice by Seagate and cure period under the Sublease, if any), then Landlord and Tenant each covenant and agree to promptly execute an amendment to the Lease to provide for a commencement of the Lease Term effective as of the termination of the Seagate Lease so that the period from and after such termination until what would have been the commencement of the Lease Term but for such termination shall be added to Lease Term and the Base Rent during such time period shall be at the greater of the rental rate provided in the Seagate Lease or the Sublease. In such event, Landlord agrees upon Tenant’s request to assign to Tenant Landlord’s remaining rights, if any, against Seagate, after Landlord recovers all damages, costs and expenses incurred as a result of such default by Seagate.

2.3 Seagate Lease Casualty/Condemnation Termination. If the Seagate Lease is terminated by Landlord, Seagate or Tenant due to a casualty as provided in Article 11 of the Seagate Lease (except for a casualty near the end of the term of the Seagate Lease as provided in sections 11.2CB and 11.3B of the Seagate Lease) or due to a condemnation as provided in Article 12 of the Seagate Lease, then the Lease shall terminate. If the Seagate Lease is terminated by Seagate or could be terminated by Tenant due to a casualty occurring near the end of the term as provided in section 11.3B of the Seagate Lease or could be terminated by Landlord due to a casualty near the end of the term of the Seagate Lease under section 11.2C, then the Lease shall not be terminated unless such casualty is of such extent that either Landlord or Tenant would be entitled to terminate the Lease pursuant to the Lease if the Lease Term had commenced at the time of such casualty, and Landlord or Tenant elects to terminate the Lease upon written notice to the other within the applicable time periods provided in sections 11.2A or B for Landlord and section 11.3B for Tenant.

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3. Letter of Credit Security Deposit. A Security Deposit of $436,000.00 is required from Tenant, of which $318,000.00 (“Initial Deposit”) is due concurrent with Tenant’s execution of the Lease and the balance on or before the Commencement Date of the Lease Term for the Lease (“Additional Deposit”). If the estimated cost to remove the alterations and improvements being constructed by Tenant in connection with the Sublease and to restore the Premises is more than $200,000.00 as reasonably determined by Landlord’s contractor, then Tenant agrees to increase the Security Deposit by the amount of such additional costs in excess of $200,000.00 within fifteen (15) days after receipt of written notice from Landlord together with its estimate of the costs of such work. In lieu of depositing cash for the full amount of the Security Deposit, Tenant shall have the right to deposit a letter of credit for up to the amount of the Security Deposit. Said letter of credit shall be in the form of an irrevocable standby letter of credit and otherwise in the form set forth below (the “Letter of Credit”). The term Security Deposit shall mean the cash portion of the Security Deposit and the Letter of Credit. Tenant covenants and agrees to deliver to Landlord the Initial Deposit concurrent with the execution of this Lease and the Additional Deposit on or before the Commencement Date of the Lease Term. Landlord agrees to use the cash portion of the Security Deposit before using the Letter of Credit. Landlord agrees to draw against the Letter of Credit only to the extent required to cure any default or breach by Tenant under the Lease and recover Landlord’s damages, provided the Letter of Credit permits partial draws.

3.1 Form of Letter of Credit. The Letter of Credit shall be issued by a national bank acceptable to Landlord in its reasonable discretion, with offices in the San Francisco Bay Area that will accept and pay on any draw on the Letter of Credit. The Letter of Credit shall be issued for a term of at least twelve (12) months (with a term during the last year of the Lease Term of at least one full month following the expiration of the Lease Term) and shall be in a form and with such content acceptable to Landlord in its reasonable discretion. The Letter of Credit shall expressly permit full and partial draws. If for any reason the Letter of Credit does not permit partial draws, then Landlord shall have the right to make a full draw on the Letter of Credit, notwithstanding that the full amount may not be required to cure any Event of Tenant’s Default. The Letter of Credit shall designate Landlord as beneficiary and shall be transferable by beneficiary to any transferee, successor, and assign (including any lender of Landlord) at no cost or expense to beneficiary. The Letter of Credit shall provide that it may be drawn by Landlord (or its assignee) upon presentation by Landlord to the issuing bank (at its offices in the San Francisco Bay Area) of a sight draft(s), together with a written statement executed by Landlord stating that the amount requested is due Landlord under the Lease. The amount of the draw requested by Landlord shall be payable by the bank without further inquiry or any other documentation or further action required of the bank, Landlord, or Tenant. All costs and expenses to obtain the Letter of Credit and all renewals shall be borne by Tenant.

3.2 Replacement. Any Letter of Credit that Tenant delivers to Landlord in replacement of an existing Letter of Credit shall be in an amount equal to the replaced Letter of Credit (prior to any draws and except when the Additional Deposit is required) so that the cash and Letter of Credit together equal the amount of the Security Deposit required under the Lease and this Addendum. Any such replacement Letter of Credit shall be delivered to and received by Landlord no later than thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, Landlord shall have the right to draw upon the expiring Letter of Credit for the full amount thereof and hold the same as Security Deposit; provided, however, that if Tenant provides a replacement Letter of Credit that meets the requirements of this section, Landlord shall promptly return to Tenant in cash that amount of the Letter of Credit that had been drawn upon by Landlord. A draw by Landlord against the Letter of Credit due to the failure of Tenant to provide a replacement or substitute Letter of Credit shall not constitute a default by Tenant under the Lease.

3.3 Restore. If the Letter of Credit is drawn upon by Landlord, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to amount required under the Lease and this Addendum. At all times the Security Deposit, whether in the form of cash and/or Letter of Credit, shall be in the amount required under the Lease and this Addendum. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall

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not first be required to use all or any part of the Letter of Credit or cash portion of the Security Deposit, and such use shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant shall not be entitled to any interest on the cash portion of the Security Deposit. The exercise of any rights of Landlord to the Security Deposit shall not constitute a waiver of nor relieve Tenant from any liability or obligation for any Event of Tenant’s Default. If the Letter of Credit permits partial draws, Landlord shall only draw upon the Letter of Credit in the actual amount necessary to remedy a cure of said default, and not any excess. If Landlord draws upon the entire amount of the Letter of Credit, Tenant may deliver a replacement Letter of Credit to Landlord, instead of depositing cash with Landlord, equal to the original amount of the Letter of Credit.

3.4 Special Draws. If Tenant defaults (after applicable notice by Seagate and cure period under the Sublease under the Sublease, if any) and the Sublease is terminated, then such default shall constitute a breach of the Lease that may not be cured by Tenant and entitling Landlord to draw on the Letter of Credit and/or keep the cash portion of the Security Deposit even thought the Lease Term did not commence. In such event, the Lease shall terminate and Landlord shall be entitled to the Security Deposit to partially offset damages incurred by Landlord for leasing commissions, loss of future rent, costs to re-lease the Premises and other damages; however, the retention of the Security Deposit shall limit Tenant’s liability or constitute a waiver of any claims Landlord may have against Tenant. If Tenant fails to deliver the Additional Deposit to Landlord by the Commencement Date of the Lease Term, then such failure shall constitute an Event of Tenant’s Default without any notice or cure, notwithstanding anything to the contrary in the Lease.

3.5 Reduction after Time. So long as Tenant has not committed any default under the Lease, then the amount of the Security Deposit may be reduced to $79,807.42 after the first anniversary of the Commencement Date. If Tenant is entitled to reduce the amount of the Security Deposit pursuant to this paragraph, Tenant shall provide at least 15 days prior written notice to Landlord of Tenant’s request to reduce the Security Deposit under this paragraph. If Tenant is entitled to such a reduction and the Security Deposit is in the form of a Letter of Credit, then Tenant shall deliver either cash or a replacement or amended Letter of Credit for the amount of the reduced Security Deposit. If a replacement Letter of Credit is provided, then Landlord will return the existing Letter of Credit after receipt of the replaced Letter of Credit. If the Security Deposit is in the form of cash and Tenant is entitled to a reduction in the Security Deposit under this paragraph, then Landlord will refund to Tenant the excess portion of the Security Deposit.

3.6 Return or Transfer of Letter of Credit. Within thirty (30) days after the expiration or earlier termination of the Lease, Landlord shall promptly return the refundable portion of the Security Deposit, including the Letter of Credit, to Tenant. In the event of a transfer of the Premises, Building or Project by Landlord, Landlord or any subsequent transferor shall deliver the refundable portion of the Security Deposit, including both the cash portion and the Letter of Credit, to the successor landlord or transferee.

4. Surrender Obligations. Since Tenant will be occupying the Premises prior to the commencement of the Lease Term during the term of the Sublease, Seagate will not be completing any surrender work as required under section 15.1 of the Seagate Lease. Tenant hereby assumes all such surrender obligations and covenants and agrees to complete such surrender obligations under section 15.1 of the Master Lease as well as under section 15.2 of the Lease even though all or any portion of such work may have accrued during Seagate’s occupancy of the Premises under the Seagate Lease.

5. Compliance with Regulations. Landlord represents and warrants to its knowledge that as of the Effective Date: (a) the Private Restrictions do not prohibit the permitted uses set forth in Section N of the Summary of Basic Lease Terms, and (b) Landlord is not in receipt of notice of a violation of any Law pertaining to the Premises (provided that Landlord has informed Tenant that due to the age of the Building there may be work required to comply with existing Laws in connection with the construction of any alterations or improvements).

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6. Parking. The parties hereby acknowledge and agree that Tenant’s parking rights described in Section H of the Summary and Section 4.5 of this Lease are included in the Base Monthly Rent, and under no circumstances, including, without limitation, Landlord’s institution of a validation or assessment program, shall Tenant be required to pay Landlord or Landlord’s Agents any additional amount for said parking rights.

7. Trade Fixtures. All Tenant’s Trade Fixtures and personal property installed in the Premises at Tenant’s expense (“Tenant’s Property”) shall at all times remain Tenant’s property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. At any time Tenant may remove Tenant’s Property from the Premises, provided Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest whatsoever in any item of Tenant’s Property, or any portion thereof or interest therein located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests. Within twenty (20) days following Tenant’s request, Landlord shall execute documents in a form reasonably acceptable to Landlord and Tenant to evidence Landlord’s waiver of any right, title, lien or interest in Tenant’s Property located in the Premises.

8. Repairs and Maintenance. Notwithstanding anything to the contrary in this Lease, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance, restoration, replacement, renewal or improvement (i) necessitated by the active negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors, subject to the waiver of subrogation provisions in section 9.4 of the Lease, or (ii) to the structural portions of the Project (which for purposes hereof shall mean the roof structure, foundation, floor slab, footings, exterior and load bearing walls of any building).

9. Common Areas. Notwithstanding anything to the contrary in Section 6.3 of the Lease, Tenant shall at all times during the Term of this Lease have reasonable access to and from the Premises and the parking lot outlined on Exhibit A attached to this Lease.

10. Hazardous Materials.

(a) Limitation. Under no circumstance shall Tenant be liable for any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys’ fees, experts’ fees, court costs, remediation costs, investigation costs, and other expenses of every type and nature, directly or indirectly arising out of or in connection with (i) any pre-existing condition at the Project as of the commencement of the Sublease that may be in violation of the Hazardous Materials Laws, or (ii) any use of Hazardous Materials by any other tenant in the Project or any third party other than Tenant or Tenant’s Agents, or (iii) any migration of any Hazardous Materials from neighboring property in, to, under or about the Building or Project.

(b) Landlord’s Representation. Landlord represents and warrants to the best of its actual knowledge, without independent investigation or the imputation of knowledge from any other party, that as of the date of the Lease, Landlord (i) is not in receipt of notice of a violation nor is Landlord aware of any violation of any applicable Hazardous Materials Laws as of the date hereof with respect to the Premises or Building, (ii) no Hazardous Material is present on the Premises, Building or Project in violation of any applicable Hazardous Materials Laws, except possibly for asbestos containing materials in the mastic in the floor tile of in a portion of the Premises as noted in a survey done by Applied Geosciences, Inc,. dated April 20, 1990 (a summary of which has been delivered to Tenant), (iii) no underground storage tanks are present in the Premises or Building in violation of any Hazardous Materials Laws, and (iv) no action, proceeding or claim is pending or threatened regarding the Premises, Building or Project concerning the presence of any Hazardous Materials. Landlord covenants and agrees that it shall not deposit or dispose of any Hazardous Materials in the Building or Project in violation of the applicable Hazardous Materials Laws. Under no circumstances shall Landlord be liable to Tenant for any Hazardous Use by any tenant in the Project or any third party or as a result of any migration of any Hazardous Materials from adjacent property in, to, under or about the Building or Project. The foregoing representation and warranty is made by Landlord, but shall not be applicable to any lender under any mortgage or deed of trust now or hereafter encumbering the Building or Project or any such lender that acquires the Building or Project through foreclosure, trustee sale or deed in lieu thereof or by person acquiring the Building or Project from such lender.

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11. Common Operating Expense Exclusions. Notwithstanding anything contained in the Lease, Common Operating Expenses shall not include and in no event shall Tenant have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following costs and expenses:

(1) Costs occasioned by the violation of any Law by Landlord or Landlord’s Agents or by the gross negligence or willful misconduct of Landlord or Landlord’s Agents;

(2) Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain;

(3) Costs to correct any construction defect in the structural portions of the Building or Project, which for purposes hereof shall mean the foundation, footings, floor slab, exterior and load bearing walls and roof structure (as opposed to the roof covering or membrane), or the costs to comply with any Private Restrictions or Laws relating to the Building or Project for work or improvements required under the Private Restrictions or Laws prior to the commencement of the Sublease;

(4) Depreciation, amortization (except as permitted above) or other expense reserves other than for reserves for anticipated work in the then applicable current year in question;

(5) Interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases;

(6) The amount of the deductible under any insurance policy; provided, however, that if Tenant or any Tenant’s Agents causes the damage, loss or claim, then Tenant shall be solely responsible for payment of the applicable deductible to Landlord; provided further, however, that in no event shall Tenant be required to pay any deductibles for earthquake or flood insurance maintained in connection with the Project, Building or Premises;

(7) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the storage, use or disposal of the Hazardous Material in question by Tenant or Tenant’s Agents;

(8) Costs to the extent for which Landlord has a right of reimbursement from another tenant at the Project, another source or a vendor under any warranty, except for warranty claims that Landlord determines in its commercially reasonable discretion not to pursue or does not collect;

(9) Costs for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person;

(10) Costs relating to improvements and equipment that should be capitalized under generally accepted accounting principles, except for Tenant’s Share of the amortized cost (with interest) of such improvement or equipment to the extent provided in this Lease; and

(11) Costs relating to the repair, maintenance and replacement of the structural elements of the Premises, Building, Common Areas or Project.

12. Tenant Default. Any reference in the Lease to the term “default” used in the context of whether or not Tenant is in default, shall be deemed to refer to an Event of Tenant’s Default as defined in Article 13 of the Lease, so that Tenant is given the required notice and opportunity to cure as set forth therein.

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13. Landlord’s Default. If Landlord fails to perform any of its obligations under the Lease within a reasonable time but in no event later than thirty (30) days after Landlord’s receipt of written notice from Tenant (or such longer period of time if such default cannot reasonably be cured within said thirty (30) day period, provided, Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion), Tenant may cure any default of Landlord, at Landlord’s cost, and Landlord shall pay to Tenant the cost of such cure, plus interest at the Agreed Interest Rate, within fifteen (15) days after receipt of written demand.

14. Landlord’s Entry of Premises. Any entry by Landlord and Landlord’s Agents under section 15.1 of the Lease shall not impair Tenant’s operations more than reasonably necessary. During any such entry, Landlord and Landlord’s Agents shall comply with Tenant’s reasonable security measures, shall not impair Tenant’s operations more than reasonable necessary, and shall, at Tenant’s election, be accompanied by a representative Tenant if one is available at the time.

15. Subordination, Recognition and Attornment. Landlord has informed Tenant that the Project is currently encumbered by a Security Instrument. At no cost or expense to Landlord, Landlord shall request that the holder of a Security Instrument provide its written agreement providing for the recognition of Tenant’s rights, interests and options under the Lease in the event of a foreclosure or termination of the holder’s Security Instrument (the “NDA”). Tenant shall execute reasonable documents subordinating its interest in the Lease in accordance with Section 15.4 provided any such Lender agrees to recognize all of Tenant’s rights, interests and options under this Lease in writing. Tenant shall also attorn to a purchaser of the Premises at any foreclosure or private sale or to any grantee or transferee, in the event such party agrees to recognize Tenant’s rights, interests and options under this Lease in writing. Landlord’s sole obligation under this section is to request such NDA. Tenant is responsible for paying all costs and expenses for such NDA, including, without limitation, the lender attorneys’ fees and disbursements. Obtaining the NDA is not a condition precedent to the Lease. The failure of such lender to issue its NDA shall not relieve Tenant of any of its obligations under the Lease.

16. Rules and Regulations. Tenant shall not be required to comply with any rule or regulation if the rule or regulation unreasonably interferes with Tenant’s use of or access to the Premises or Tenant’s parking rights or if such rule or regulation materially increases Tenant’s obligations or materially decreases Tenant’s rights under the Lease.

17. Option to Extend. Tenant shall have two (2) consecutive options to extend the term of the Lease for a period of five (5) years each (each period shall be referred to as the “Extension Period”) by giving written notice of exercise of such option (“Extension Option Notice”) at least one hundred eighty (180) days, but not more than three hundred sixty-five (365) days, prior to the expiration of the term. The first Extension Period shall commence, if at all, immediately following the expiration of the initial Term of the Lease and the second Extension Period shall commence, if at all, immediately following the end of the first Extension Period. If Tenant has defaulted or failed to perform any obligation under the Lease three (3) or more times (after notice and the expiration of the applicable cure period) during the term, or if Tenant is in default (after notice and the expirations of the applicable cure period) under any term or provision of the Lease on the date of giving an Extension Option Notice, or if Tenant is in default (after notice and the expiration of the applicable cure period) under any term or provision of the Lease on the date of the applicable Extension Period is to commence, the Extension Period at the option of Landlord shall not commence and the Lease shall expire at the end of term with the applicable Extension Period. Each Extension Period shall be upon all of the terms and provisions of the Lease, except that the Base Monthly Rent during each Extension Period shall be one hundred percent (100%) of then Fair Market Rent and Tenant shall not have any additional options to extend.

17.1 Fair Market Rent. The term “Fair Market Rent” for purposes of determining Base Monthly Rent during the applicable Extension Period shall mean the greater of (i) the Base Monthly Rent payable during the last month prior to the commencement of the applicable Extension Period, or (ii) the base monthly rent generally applicable to similar leases in like buildings for space of comparable size, age, quality of the Premises in the San Jose, California area within the boundaries of Highways 237, 880 and 101, projected as of the first day of the applicable Extension Period by giving due consideration for the quality of the Building and

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improvements therein (including the quality of the then existing improvements in the Premises), for a term comparable to the applicable Extension Period at the time the commencement of the applicable Extension Period is scheduled to commence, without any deduction for amortization or cost of tenant improvements or commissions whether or not incurred by Landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the applicable Extension Period.

17.2 Procedure to Determine Fair Market Rent. Landlord shall notify Tenant in writing of Landlord’s determination of the Fair Market Rent (“Landlord’s FMR”) after receipt of the Extension Option Notice. Within thirty (30) days after receipt of such written notice of Landlord’s FMR, Tenant shall have the right either to: (i) accept Landlord’s FMR, or (ii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below. The failure of Tenant to provide written notice of its election under the preceding sentence shall be deemed an acceptance of Landlord’s FMR.

17.3 Appraisers. If Tenant has elected to have the Fair Market Rent determined by an appraisal, then within ten (10) days after receipt of Tenant’s written notice of such an election, each party, by giving written notice to the other party, shall appoint an appraiser to render a written opinion of the Fair Market Rent for the applicable Extension Period. Each appraiser must be a member of the Appraisal Institute of America (MAI) for at least five years and with at least five years experience in the appraisal of rental rates of office buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant. The two appraisers shall render their written opinion of the Fair Market Rent for the applicable Extension Period to Landlord and Tenant within thirty (30) days after the appointment of the second appraiser. If the Fair Market Rent of each appraiser is within five percent (5%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Base Monthly Rent for the applicable Extension Period. If one party does not appoint its appraiser as provided above, then the one appointed shall determine the Fair Market Rent. The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

17.4 Third Appraiser. If the Fair Market Rent determined by the appraisers is more than five percent (5%) apart, then the two appraisers shall pick a third appraiser within ten (10) days after the two appraisers have rendered their opinions of Fair Market Rent as provided above. If the two appraisers are unable to agree on the third appraiser within said ten (10) day period, Landlord and Tenant shall mutually agree on the third appraiser within ten (10) days thereafter. If Landlord and Tenant fail to agree on a third appraiser within such time period, then either party may petition the Presiding Judge of the Superior Court of the County where the Building is located for the appointment of such third appraiser. The third appraiser shall be a person who has not previously acted in any capacity for either party and must meet the qualifications stated above.

17.5 Impartial Appraisal. Within thirty (30) days after its appointment, the third appraiser shall render its written opinion of the Fair Market Rent for the applicable Extension Period (“Third Opinion”). If the fair market rent set forth in the Third Opinion is equidistant from the fair market rent determination of Landlord’s and Tenant’s appraiser, then the fair market rent contained in the Third Opinion shall be the Base Monthly Rent during the applicable Extension Period. If the fair market rent of the Third Opinion is not equidistant from the fair market rent made by Landlord’s and Tenant’s appraiser, then the two closest fair market determinations made by Landlord’s appraiser, Tenant’s appraiser and the Third Opinion shall be average and such average shall be the Base Monthly Rent during the applicable Extension Period. The fair market rent determined in accordance with the foregoing procedure shall be binding on the parties.

17.6 Appraisal Costs. Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

17.7 Acknowledgment of Rent. After the Fair Market Rent for the applicable Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to the Lease to reflect the Base Monthly Rent for the applicable Extension Period.

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17.8 Option Personal. The option to extend under this Addendum is applicable only for the original party signing the Lease as “Tenant” as of the date of the Lease and an assignee under a Permitted Transfer (as defined in section 14.1F of the Lease), but may not be relied upon or exercise by any other assignee, subtenant, transferee under a Transfer.

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FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “Amendment”) is dated as of November 22, 2002, for reference purposes only, and is made between BRE/PCCP Orchard L.L.C., a Delaware limited liability company (“Landlord”) and Lightwave Microsystems Corporation, a Delaware corporation (“Tenant”) with reference to the following facts and circumstances, which are conclusively agreed between the parties:

A. Landlord and Tenant are parties to a lease dated for reference purposes as of April 7, 1999, including a First Addendum thereto (referred to herein as the “Lease”). The property leased thereunder is located at and commonly known as 2911-2951 Zanker Road, San Jose, California 95134. Landlord is the successor in interest to Silicon Valley Properties, LLC, a Delaware limited liability company, which was the original landlord under the Lease. All capitalized words having an assigned meaning in the Lease shall continue to have such meaning in this Amendment unless explicitly modified.

B. Pursuant to certain considerations granted by Landlord to Tenant in regard to disputes between them, some of which are expressed herein, Landlord and Tenant wish to express certain amendments to their agreements.

Now, therefore, in consideration of all of the foregoing facts and circumstances, and for good and valuable consideration, the receipt of which is acknowledged by each party, Landlord and Tenant agree to and do amend the Lease as follows:

1. No Reduction In Security Deposit

Paragraph 3.5 of the First Addendum to Lease is deleted. There shall be no reduction in the Security Deposit under the Lease.

2. Lawsuit; Attorney’s Fees and Costs

The parties acknowledge that the disputes between them which led to the filing by Landlord of a lawsuit entitled BRE/PCCP Orchard L.L.C v. Lightwave Microsystems Corporation, Santa Clara County Superior Court number CV 811373 have been resolved by this Amendment and the Termination Agreement being entered concurrently herewith as to other space leased by Landlord to Tenant. Tenant agrees to pay Landlord’s attorney’s fees of $20,908.00 and costs of $1,000.00 in regard to the lawsuit and the documentation of this transaction, said fees being through October 31, 2002. Fees incurred after that date are covered in the concurrent Termination Agreement relating to the Daggett property. Said payment shall be made on execution hereof.

First Amendment To Lease	Page 1 of 3

Landlord acknowledges that upon Tenant making such payment, to Landlord’s knowledge, no default under the Lease by Tenant exists nor does Landlord know of any condition existing that with notice, passage of time or both would constitute a default by Tenant. Landlord agrees that on execution of this Amendment and the said Termination Agreement and payment of the obligations thereunder, Landlord will cause the said lawsuit to be dismissed without prejudice. This is the same obligation that is expressed in the Termination Agreement for the Daggett Drive premises being signed concurrently herewith.

3. Continuing Obligation

Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

4. Effect of Amendment

This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

5. Authority

Each individual executing this Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and the other organic documents of the corporation.

6. Brokerage Commissions

Neither party has been represented by a real estate broker in regard to the transaction represented by this Amendment, and no brokerage commissions or finder’s fees are due in regard to the transaction. Tenant will hold Landlord harmless and indemnify Landlord against any claim, loss, or damage, including reasonable attorney’s fees, in regard to a brokerage commission or finder’s fee claim by a broker or finder under contract with or working with Tenant. Landlord will hold Tenant harmless and indemnify Tenant against any claim, loss, or damage, including reasonable attorney’s fees, in regard to a brokerage commission or finder’s fee claim by a broker or finder under contract with or working with Landlord.

First Amendment To Lease	Page 2 of 3

7. Entire Agreement

The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties in regard to the real property leased pursuant to the Lease, and there are no binding agreements or representations between the parties except as expressed in said documents in regard to the Premises and the Lease. Tenant acknowledges that neither Landlord nor Landlord’s Agents have made any legally binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant’s business. Tenant and Landlord also acknowledge that they are concurrently executing a Termination Agreement regarding other space, and that the terms thereof are binding between the parties notwithstanding anything set forth herein.

LANDLORD

BRE/PCCP ORCHARD, L.L.C. a Delaware limited liability company

By:	ORCHARD 702/703 Investors, LLC a Delaware limited liability company, its Managing Member

By:	/s/ Michael J. Biggar
Michael J. Biggar Managing Member

Dated: November 22, 2002

TENANT

Lightwave Microsystems Corporation, a Delaware corporation

By:	/s/ John A Midgley
John A Midgley C.E.O.
[Name, Capacity, Title]

Dated: November 22, 2002

First Amendment To Lease	Page 3 of 3

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Amendment”) is dated as of December 15, 2003, for reference purposes only, and is made between BRE/PCCP Orchard L.L.C., a Delaware limited liability company (“Landlord”) and Lightwave Microsystems Corporation, a Delaware corporation (“Tenant”) with reference to the following facts and circumstances, which are conclusively agreed between the parties:

A. Landlord and Tenant are parties to a lease dated for reference purposes as of April 7, 1999, including a First Addendum thereto (referred to herein as the “Lease”) and a First Amendment to Lease dated as of November 8, 2002. Landlord is the successor in interest to Silicon Valley Properties, LLC, a Delaware limited liability company, which was the original landlord under the Lease. All capitalized words having an assigned meaning in the Lease shall continue to have such meaning in this Amendment unless explicitly modified.

B. Pursuant to certain considerations granted by Landlord to Tenant at Tenant’s request, Landlord and Tenant wish to express certain amendments to their agreements.

Now, therefore, in consideration of all of the foregoing facts and circumstances, and for good and valuable consideration, the receipt of which is acknowledged by each party, Landlord and Tenant agree to and do amend the Lease as follows:

1. Conditional Rent Deferral

A. Conditioned on Tenant’s continued timely performance of all financial obligations under the Lease as modified hereby, Landlord agrees that Tenant may defer payment of up to one half (50%) of the Base Monthly Rent on the Premises due for December, 2003 and January through May, 2004 under the following terms and provisions. The difference between the amount of Base Monthly Rent due under the Lease and the amount actually paid for December, 2003 and January through May, 2004 is referred to herein as the “Deferred Amounts”.

B. Tenant is required to make timely payment of the portion of the Base Monthly Rent which is not so deferred, which portion shall be no less than one half (50%) of the Base Monthly Rent for each such month.

C. Tenant is granted only the right to defer the Deferred Amounts, and the Deferred Amounts are not forgiven or released.

Second Amendment To Lease	Page 1 of 4

D. Tenant shall pay to Landlord upon all Deferred Amounts an additional amount of rent equal to Ten Percent (10%) per year on each Deferred Amount, calculated on a period from the date the Deferred Amount was due under the Lease provisions to the date it is actually paid. Said sums shall be payable on or before May 31, 2004.

E. All Deferred Amounts, including the additional rent payable under Subparagraph D above, shall be paid to Landlord on or before May 31, 2004. Failure to do so constitutes an Event of Default (as defined in Paragraph 13.1 of the Lease) without notice or opportunity to cure.

F. Tenant may prepay all or any part of the Deferred Amounts at any time prior to May 31, 2004, provided that any such prepayment shall include the additional rent amount calculated as set forth in Subparagraph D above on the Deferred Amounts being prepaid.

G. If there is a failure of the condition of full and timely performance of Tenant’s financial obligations under the Lease by Tenant’s failure to make any payment required under the Lease in full and on time as set forth therein, without regard to any grace periods or periods of notice or opportunity to cure, then without further notice or opportunity to cure, all Deferred Amounts (plus additional rents payable on such Deferred Amounts as set forth in Subparagraph D) shall be then and immediately due and payable in full and the failure to pay all such Deferred Amounts and Subparagraph D amounts at such time shall be, without further notice or opportunity to cure, an Event of Default (as defined in Paragraph 13.1 of the Lease) under the Lease.

H. As of June 1, 2004 and for all following months, there is no right of rent deferral and the Base Monthly Rent shall be paid in full and on time.

2. Extension of Lease Term

For each month from December, 2003 to May, 2004, in which Tenant does not pay the full Base Monthly Rent as set in the Lease, but rather elects to defer some of the Base Monthly Rent, the Lease Term will be extended one month, on all the terms and conditions of the Lease as modified hereby, and at the rate of Base Monthly Rent payable in the last month of the Lease Term.

Second Amendment To Lease	Page 2 of 4

3. Operating and Other Expense Payments.

Tenant shall have no right to pay less than One Hundred Percent (100%) of the operating expenses, common area expenses, taxes, insurance, management fees, and other expenses due on the Premises (and any such matters which are calculated based on Monthly Base Rent shall be calculated under the total Monthly Base Rent (without regard to any Deferred Amount), and there shall be no right to defer any such expenses and no diminishment of such expenses in connection with the deferall of Monthly Base Rent.

4. Continuing Obligation

Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

5. Effect of Amendment

This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

6. Authority

Each individual executing this Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and the other organic documents of the corporation.

7. Brokerage Commissions

Neither party has been represented by a real estate broker in regard to the transaction represented by this Amendment, and no brokerage commissions or finder’s fees are due in regard to the transaction. Tenant will hold Landlord harmless and indemnify Landlord against any claim, loss, or damage, including reasonable attorney’s fees, in regard to a brokerage commission or finder’s fee claim by a broker or finder under contract with or working with Tenant. Landlord will hold Tenant harmless and indemnify Tenant against any claim, loss, or damage, including reasonable attorney’s fees, in regard to a brokerage commission or finder’s fee claim by a broker or finder under contract with or working with Landlord.

Second Amendment To Lease	Page 3 of 4

8. Entire Agreement

The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties in regard to the real property leased pursuant to the Lease, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents have made any legally binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant’s business. Tenant and Landlord also acknowledge that they are concurrently executing a Termination Agreement regarding other space, and that the terms thereof are binding between the parties notwithstanding anything set forth herein.

LANDLORD

BRE/PCCP ORCHARD, L.L.C. a Delaware limited liability company

By:	ORCHARD 702/703 Investors, LLC a Delaware limited liability company, its Member

By:	/s/ Michael J. Biggar
Michael J. Biggar Managing Member

Dated: December 15, 2003

TENANT

Lightwave Microsystems Corporation, a Delaware corporation

By:	/s/ TS Jenks
T. Jenks CEO
[Name, Capacity, Title]

Dated: December 15, 2003

Second Amendment To Lease	Page 4 of 4

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE is dated for reference purposes only as March 13, 2007, and is part of that Lease dated for reference purposes as of April 7, 1999 together with the Summary of Basic Lease Terms, the First Addendum To Lease, and the Acceptance Agreement thereto, as amended by the First Amendment to Lease dated for reference purposes as of November 22, 2002 and the Second Amendment to Lease dated for reference purposes as of December 15, 2003 (collectively, the “Lease”) by and between BRE/PCCP Orchard, LLC, a Delaware limited liability company (“Landlord”), and Neophotonics Corporation, a Delaware corporation (“Tenant”), and is made with reference to the following facts:

A. The original tenant under the Lease was Lightwave Microsystems Corporation, a California corporation (“Lightwave”). Tenant is the parent corporation of Lightwave and successors-in-interest of the Lease. The original Landlord under the Lease was Silicon Valley Properties, LLC, a Delaware limited liability company (“SVP”).

B. The Premises currently rented by Tenant pursuant to the Lease consist of 39,314 square feet of free-standing building located at 2911 Zanker Road, San Jose, County of Santa Clara, California (the “Existing Premises”).

C. Landlord is the owner of the Existing Premises as successor in interest to SVP. Landlord is also the owner of other premises comprising 24,212 square feet of a larger free standing building located at 101 East Daggett Drive, City of San Jose, County of Santa Clara, California (the “New Premises”), as shown on Exhibit A attached hereto and made a part hereof. Tenant’s total square footage for the Project will be 63,526 square feet after the Commencement Date for the New Premises.

D. The Lease Term for said Premises currently expires on October 31, 2007. Tenant and Landlord have agreed to extend the Lease Term to October 31, 2012.

E. Tenant and Landlord wish to amend the Lease on the Terms and Conditions set forth in this Second Amendment to Lease.

NOW, THEREFORE, Landlord and Tenant hereby agree that the Lease Terms are amended as follows:

1. Lease Term: Section J is hereby amended to provide that the Lease Term shall be extended through and including October 31, 2012.

2. Delivery of Possession; Early Occupancy: Tenant is and will continue to be in possession of the Existing Premises. Upon (a) full execution of this Amendment; and (b) Tenant’s presentation of the required insurance certificates, Landlord shall allow Tenant immediate early occupancy of the New Premises, which early occupancy shall continue to the first to occur of (a) July 1, 2007 or (b) the date that the Tenant Improvements are substantially completed or (c) the date on which Tenant opens for business in the space (the “Early Occupancy Period”), subject to the following terms and provisions:

A. Occupancy of the New Premises during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of the Lease, provided, however, that Base Rent shall not be charged nor payable during the Early Occupancy Period.

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B. Early occupancy shall be for the purposes of constructing Tenant Improvements, installing and assembling furniture, communication cabling, computer cabling, and the phased relocation of existing operations, but not for the purpose of opening for business. If Tenant opens for business in the New Premises prior to the date Tenant Improvements are substantially completed and prior to July 1, 2007, then the date of opening shall be the Commencement Date for the New Premises notwithstanding any other provision hereof.

Landlord will provide to Tenant prior to occupancy a BOMA measurement of the New Premises by an architect selected by Landlord; if the measurement is different than that set forth herein, the Base Rent and Tenant Improvement Allowance for the New Premises will be adjusted accordingly.

3. Commencement Date: The “Commencement Date” for the New Premises shall be the first to occur of (a) July 1, 2007 or (b) the date that the Tenant Improvements are substantially completed or (c) the date that Tenant opens for business in the New Premises, whichever comes first.

4. Base Monthly Rent: Other provisions on Base Rent shall remain as they are, but commencing March 1, 2007 and for the remainder of the Term, Section K of the Lease (Summary of Basic Lease Terms) is hereby amended to provide for Tenant to pay Base Monthly Rent as follows:

Term	2911 Zanker Base Rent $/SF/Month	Monthly Rent	101 E. Daggett Base Rent $/SF/Month	Monthly Rent	Total Monthly Base Rent

3/1/07 to 6/30/07	$1.0170	$39,985.59	Under Construction		$39,985.59
7/1/07 to 1/31/08 *	$1.0170	$39,985.59	Free Base Rent	Free Base Rent	$39,985.59
2/1/08 to 1/31/09	$1.0390	$40,870.15	$0.8921	$21,599.53	$62,469.68
2/1/09 to 1/31/10	$1.0620	$41,781.26	$0.9179	$22,224.19	$64,005.45
2/1/10 to 1/31/11	$1.0860	$42,719.00	$0.9444	$22,865.81	$65,584.81
2/1/11 to 1/31/12	$1.1110	$43,686.28	$0.9718	$23,529.22	$67,215.50
2/1/12 to 10/31/12	$1.1360	$44,681.87	$1.0000	$24,212.00	$68,893.87

*	Period begins on Commencement Date, which may be earlier than 7/1/07 — see Section 3, Third Amt.

There shall be no Base Rent paid for the New Premises through January 31, 2008. However, Tenant shall pay Tenant’s Share of Operating Expenses from the Commencement Date forward.

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5. Triple Net Lease: The above rents are on a “triple net” basis, under which Tenant shall pay as Additional Rent, in addition to Base Monthly Rent, the Tenant’s Share of Common Operating Expenses as defined in the Lease.

A. Tenant’s Share – Existing Premises: Tenant’s Share of the Building in which the Existing Premises are located shall continue to be 100%.

B. Tenant’s Share – New Premises: Tenant’s Share of the Building in which the New Premises are located shall be 59.91%.

C. Tenant’s Share – Project: Tenant’s Share of the Project shall be 25.53%.

6. Security Deposit: Tenant has on deposit with Landlord as a Security Deposit the sum of $436,000.00. That sum shall remain on deposit as the Security Deposit in regard to both the New and Existing Premises; provided, however, that it shall be allocated according to the square footage of the New and Existing Premises and applied or refunded (per the Lease terms) in such proportion with regard to either Premise where the term expires in the event that either, but not both, the New or Existing Premises’ lease term expires. Notwithstanding the foregoing, however, provided Tenant is not in default under this Lease, Landlord agrees to reduce the Security Deposit to $136,773.74 (the last two months of rent under the Lease as amended) and refund the balance, upon the achievement by Tenant of the following financial milestone: Upon Tenant achieving a financial milestone in which Tenant’s net operating income over any four (4) consecutive quarters equals or exceeds a minimum of $20,000,000.00, provided that Tenant shall also have been profitable during three of said four quarters. “Net operating income” means net operating income derived from continuing operations, and both net operating income and profitability shall be as disclosed in Tenant’s audited financial statements.

In the event that Tenant is acquired or merges with another entity (a New Entity) and the New Entity assumes the lease obligation or guarantees the lease obligation, then in such an event, the financial milestone herein could be met as a function of the profitability of the New Entity.

7. Option to Extend Lease Term: Landlord hereby grants to Tenant a single option to extend the Lease Term for either or both the Existing Premises and the New Premises, for one further term which is three (3) years in length, commencing on November 1, 2012 and continuing through October 31, 2015 (the “Extended Term”), under the following terms and conditions:

A. Exercise Dates: In order to exercise an option, Tenant must give Landlord notice in writing of its exercise of the option no earlier than three hundred sixty five (365) days before the date the Lease Term would end but for said exercise (the

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“Earliest Exercise Date”) and no later than two hundred seventy (270) days before the date the Lease Term would end but for said exercise (the “Last Exercise Date”). Any attempted exercise of an option outside of the period between the Earliest and Last Exercise Dates shall be of no force or effect.

B. Conditions to Exercise of Option: Tenant’s right to exercise the option to extend is conditioned upon and subject to each of the following:

(1) In order to exercise its option to extend, Tenant must give written notice of such election to Landlord on or after the Earliest Exercise Date and Landlord must receive same on or before the Last Exercise Date. Failure to timely exercise an option in compliance with all terms and requirements here of shall automatically and without further action by Landlord terminate that option and all subsequent options.

(2) In addition to any other written notice requirements pursuant to this Lease, Tenant must give notice of exercise of an option to extend to (a) any management company currently managing the Premises for Landlord of which Tenant has notice and (b) the address to which Tenant currently sends its Base Monthly Rent.

(3) As used in this Subsection B, the Tenant is “in Default” if Tenant has committed an uncured Event of Default (as defined in the Lease) on the applicable date (and in the case of an Event of Default where the Lease specifies an applicable notice and cure period, the Event of Default shall occur only after Tenant fails to cure the default within the specified cure period after the specified notice has been given).

(4) Tenant shall have no right to exercise an option if Tenant is in Default on the date of exercise of the option.

(5) It is a condition subsequent to the valid exercise of an option that Tenant shall not be in Default on the date on which the Lease would terminate absent exercise of the option, and if Tenant is in Default on such date, then Tenant shall have no right, title, or interest in the Lease or the Premises during the Extended Term and all such rights shall be deemed revoked, and no Extended Term shall be deemed to have been created by the notice of exercise of option.

(6) The period of time within which an option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an option because of any of the preceding provisions of this Paragraph.

(7) By giving notice of exercise of an option, Tenant warrants and agrees that Tenant is fully familiar with the Premises, has had the opportunity to inspect and test the Premises, and accepts the Premises for any Extended Term in their “AS-IS” condition, with all latent and patent faults, without warranty or obligation on the part of Landlord to provide or pay for any interior improvements or tenant improvement allowances.

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C. Creation of Extended Term: Upon the timely exercise of the option to extend and the commencement of the extended Term, all references in the Lease to the Term shall be considered to mean the Extended Term as created by the exercise of the option. For the Extended Term, Tenant shall not be entitled to any free rent periods, early occupancy periods, or tenant improvement construction or allowance.

D. Options Personal; Requires Full Occupancy: The option is personal to the Tenant, and cannot be assigned to or exercised by anyone other than the Tenant or a person or entity which takes the Lease by way of a Permitted Transfer as defined in Section 14.1F of the Lease. The option cannot be exercised at a time when any of the Premises are occupied by a subtenant or assignee except a subtenant or assignee which holds all or part of the Premises as a result of a Permitted Transfer; likewise, if between exercise of the option and the date that the Extended Term begins, the Tenant subleases or assigns other than in a Permitted Transfer, the exercise shall be void and no Extended Term shall be created.

E. Rent During Extended Term: Upon the timely and valid exercise of an option to extend, the Base Monthly Rent for the Extended Term shall be the greater of (i) the lesser of Base Monthly Rent at One Dollar ($1.00) per square foot or One Hundred Percent of the Base Monthly Rent for the last full month of the term prior to the Extended Term created by exercise of the option or (ii) One Hundred Percent (100%) of the then fair market rent determined as of the commencement of the Extended Term in question based upon like buildings used for office and R&D (no value given to the fab installed by Tenant) in the area located within two miles of the Premises (in each case, including such periodic increases as the parties agree or the appraisers determine to be a part of fair market monthly rent). If the parties are unable to agree in writing on the fair market monthly rent including any increases for the Premises for the Extended Term at least ninety (90) days prior to the commencement of the Extended Term, then the fair market monthly rent shall be determined by binding appraisal conducted pursuant to the terms and provisions of Subparagraph F hereof.

F. Appraisal: If the parties cannot agree on the fair market monthly rent for the Extended Term, then such fair market monthly rent shall be determined by one or three licensed real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising real property (other than residential or agricultural property) located in Santa Clara County, California, in accordance with the following procedures:

(1) The party demanding an appraisal (the “Notifying Party”) shall notify the other party (the “Non-Notifying Party”) thereof by delivering a written demand for appraisal in accordance with the notice requirements for exercise of option as set forth above. This demand, to be effective, must give the name, address, and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address, and qualifications of an appraiser

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selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of its right to select a second appraiser, and the appraiser selected by the Notifying Party shall proceed to reach an opinion on the fair market rent of the Premises for the Extended Term under the principles set forth herein, and shall, by a simple letter executed by said sole appraiser, forthwith notify both Landlord and Tenant of the amount set by such appraisal.

(2) Provided two appraisers are appointed, the appraisers so selected shall meet in San Jose, California, not later than twenty (20) days following the date on which the second appraiser is selected. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent for the Premises for the Extended Term in question (including the timing and amount of any periodic increases).

(3) If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to reach agreement. If, at the initial meeting or at any time during said fifteen (15) day period, the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the parties hereto, and the appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

(4) If the appraisers do not so agree within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the Extended Term in question. Then within five (5) days after the fifteen (15) day period referenced above, the two (2) appraisers so selected shall appoint a third appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be selected by the then Presiding Judge of the Superior Court of the State of California the County of Santa Clara on the application of any party. The third appraiser shall then, within ten (10) days, select one of the two determinations of the two appraisers and that determination will be the fair market rent for the Premises.

(5) Nothing contained herein shall prevent Landlord and Tenant from jointly selecting and agreeing in writing upon a single appraiser to determine the fair market rent of the Premises, in which event the written determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.

(6) Each party shall bear the fees and expenses of the appraiser selected by it. The fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

(7) If fair market rent has not been determined by agreement or appraisal as of the first day of the Extended Term, the temporary Base Monthly Rent for the Extended Term shall be equal to the Minimum Rent in effect upon the expiration of the original Term. Upon determination of the new Base Monthly Rent, the temporary Base Monthly Rent shall be retroactively adjusted and Tenant shall pay Landlord any underpayment within thirty (30) days of such determination.

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F. Extinguishment Of All Other Options: The extension in the Term of the Lease granted by this Amendment and the foregoing option to extend the Term for a further three (3) years are in lieu of all other options previously granted, and therefore, all other options to extend or renew are void and of no further force or effect.

G. Cancellation of Option: Landlord shall have the right to cancel this Option to Extend Lease Term and the Right of First Refusal contained in the following Section, for the purpose of redevelopment of the Project by giving the Tenant written notice of such cancellation at least fifteen (15) months prior to the date on which the Lease would expire if no option is exercised by Tenant. In addition to such notice, Landlord will confer informally if contacted by Tenant in regard to Landlord’s plans and intention regarding such cancellation, at or before the date which is eighteen (18) months prior to the date on which the Lease would expire if no option is exercised by Tenant; provided, that no indication by Landlord in that informal discussion shall be binding upon Landlord. Upon the giving of such notice, the Option and the Right of First Refusal will be of no further force or effect. Redevelopment shall be defined as the demolition of all or substantially all of an entire Building for the purpose of redevelopment. The notice of cancellation may be given as to one or both of the Premises. If Landlord issues a notice of cancellation under this section, then upon the end of the Lease Term, Landlord shall reimburse Tenant for a portion of Tenant’s own Tenant Improvement Costs, not reimbursed by Landlord, which were expended by Tenant on or before March 31, 2008, and which were (if only one of the Premises is affected by the notice of cancellation) expended on the Premise as to which the cancellation is being noticed. The amount of reimbursement shall be determined by multiplying the total unreimbursed Tenant Improvement Costs of Tenant by 36/104 (being the months of use that the Tenant would lose by the cancellation of the Extended Term that would have been created by the exercise of the option). The amount of such reimbursement shall not under any circumstances exceed $375,000.00. Tenant’s duty to restore or repair a particular Premise on expiration or termination of the Lease shall be forgiven as to any Building that will be torn down, but solely to the extent that such restoration or repair would not provide any substantial benefit to Landlord, and not including any obligations relating to Hazardous Materials or closure of any Hazardous Materials sites or permits.

8. Right of First Refusal to Lease Additional Space:

A. Grant and Right of First Refusal: Landlord hereby grants to Tenant a right of first refusal to lease the “First Refusal Space”, which consists of the remaining portion of the Building in which the Premises are located on the terms contained in this Paragraph, being a space of 16,201 square feet. Tenant acknowledges that it has been advised by Landlord prior to execution of this Lease that the said space is now subject to an executed letter of intent for a five (5) year lease. Landlord may complete the negotiations for and enter into the said Lease for the First Refusal Space without offering it to Tenant.

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B. Notice of Intent to Lease: If Landlord has a bona fide offer (which may include an executed non-binding letter of intent) to lease the First Refusal Space or a portion thereof to a prospective tenant at any time after the Effective Date of this Lease and before the expiration or earlier termination of this right of first refusal, and Landlord proposes to accept the offer, then Landlord shall notify Tenant in writing (the “First Refusal Notice”). The First Refusal Notice shall include a specification of the rental and economic terms on which the Landlord is prepared to accept the offer.

C. Exercise of Right of First Refusal: If Tenant, within three (3) days after Landlord gives the First Refusal Notice (the “First Refusal Period”), agrees in writing (the “Acceptance Notice”) to lease the Offered Space, then Landlord and Tenant shall enter into an Amendment to this Lease (the “Amendment”) whereby the Offered Space shall be leased to Tenant on the terms and conditions set forth below. The giving of the Acceptance Notice shall create a binding contract of lease between the parties, and either party’s subsequent refusal to sign the Amendment shall not void such contract. The lease of the First Refusal Space shall be on all of the terms and conditions of this Lease as amended, and shall be coterminous with this Lease (notwithstanding that the offeror has proposed a shorter or longer term, and the rental rate specified in the First Refusal Notice. If at the time of giving the Acceptance Notice, Tenant has any remaining option to extend the lease on the Premises, said option shall be deemed to apply also to the First Refusal Space, and under those circumstances, Tenant must exercise such option for all of the space, that is, the Premises and the First Refusal Space, or none at all.

D. Landlord’s Right to Lease: If Tenant does not give written notice of agreement to lease the Offered Space on the terms contained in the First Refusal Notice within the First Refusal Period, then Landlord shall have the right to lease the Offered Space to any party and on any terms, but not for less than Ninety Five Percent (95%) of the base rental rate specified in the First Refusal Notice.

E. Termination: The right granted to Tenant in this Paragraph is personal to Tenant, and may not be assigned by Tenant to any third party, either alone or in conjunction with an assignment of this Lease or a sublease of all or any part of the Premises except a Permitted Transfer. The provisions of this paragraph shall terminate upon the earliest of the following to happen: (i) the expiration or earlier termination of the Lease, (ii) any assignment by Tenant of its interest in this Lease except a Permitted Transfer, (iii) any subletting by Tenant of substantially all of the Premises for substantially all of the remainder of the Lease Term, (iv) the termination of this right by default as set forth in Subparagraph F. below, or (v) if Tenant refuses to lease the First Refusal Space within the First Refusal Period after being given a First Refusal Notice.

F. Termination By Default: The rights of Tenant under this Paragraph shall not be effective at any time when Tenant has committed any Event of Default specified as such in this Lease. If Tenant, with the agreement of Landlord, shall nevertheless cure such default, then the rights provided hereunder shall be reinstated,

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but any transaction to lease any or all of the First Refusal Space entered into by Landlord during such period of default shall be valid and Tenant shall have no further Right of First Refusal as to any such space leased or agreed to be leased by Landlord while Tenant is in default.

G. No Right Of First Refusal For Renewal Or Extension Space: The right granted to Tenant by this Paragraph shall not arise on account of or in connection with the renewal or extension of the term of any lease, rental agreement, or storage agreement affecting all or any portion of the First Refusal Space, whether such is under an option or right provided in a lease or is entered into by negotiation.

9. Parking Ratio: Tenant’s Allocated Parking Stalls at the Existing Premises shall remain the same as per the Lease. Tenant shall be allocated 92 further parking stalls at the New Premises.

10. Tenant Improvements and Allowance. Landlord shall provide Tenant with a Tenant Improvement Allowance for each of the Premises as set forth below at no additional charge to Tenant.

A. Amount of Tenant Improvement Allowances. Tenant shall be granted (1) an Existing Premises Tenant Improvement Allowance of up to $196,570.00 for use in regard to the Existing Premises; and (2) a New Premises Tenant Improvement Allowance of up to $10.00 per rentable square foot of space in the New Premises, for use in regard to the New Premises. The Tenant Improvement Allowances may be combined by Tenant and used as it sees fit between the Existing Premises and the New Premises.

B. Limits on Uses of Allowance. The Tenant Improvement Allowance shall be used in Tenant’s discretion but solely for design and construction of permanent improvements to the Premises (including architectural, engineering, and permit costs), and shall not be used for the purchase of any personal property, furniture, fixtures, or equipment (including cabling and IT devices), nor for the construction or installation of any signage or parking lot signage and markings. The Tenant Improvement Allowance shall be available solely for the purposes set forth herein, and any such funds not drawn by Tenant for these purposes shall be and remain the sole property of Landlord. Funds must be drawn from the Tenant Improvement Allowance not later than March 31, 2008 or such funds shall revert permanently to Landlord.

C. Construction of Tenant Improvements. Tenant will take responsibility for and construct the Tenant Improvements set forth and described in Exhibit B hereto, subject to the following limitations:

(1) Landlord will have the right to review and approve all plans and activities relating to construction in the Premises or on the Property. Landlord’s review and oversight will be solely for Landlord’s protection, and Landlord does not and will not owe any duties to Tenant relating to the quality, legality, or any other matter relating to the design, purchase, installation, or construction of the Tenant

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Improvements. Tenant waives and gives up any and all claims against Landlord arising out of Landlord’s oversight or failure to provide oversight of the construction process as to the Tenant Improvements. Landlord shall charge a oversight and supervision fee in the amount of Two Percent (2%) of hard construction costs, not to exceed $25,000. However, if Orchard Commercial Construction, Inc., serves as the general contractor for the Tenant Improvements, the oversight and supervision fee will be waived. Such fee may be paid to Landlord from the Tenant Improvement Allowance.

(2) Landlord will have the right to approve the general contractor and all plans, specifications, and working drawings. Tenant shall not start construction until it has presented to Landlord a set of plans and specifications that were approved by Landlord and the city having jurisdiction over the Premises, an issued building permit for construction, and insurance certificates in amounts and with coverages satisfactory to Landlord to protect its interests during construction. If Tenant determines that building permits are not needed for particular construction, then Tenant may proceed, but shall act solely at its own risk in this regard.

(3) The construction of the Tenant Improvements shall be conducted by Tenant in accord with all applicable laws and regulations, in accord with the City-approved plans, specifications, and working drawings as approved by Landlord (as modified by any change orders approved by Landlord and Tenant pursuant to the provisions of this Agreement which have also been approved by the City), and in a first class, reasonable, and workmanlike manner, without negligence. All materials and equipment furnished shall be fully paid for and be free of liens, chattel mortgages, and security interests of any kind, new, and in good condition.

(4) Landlord’s approvals required in this Section will not unreasonably be withheld or delayed by Landlord.

(5) Tenant shall pay all taxes and fees arising from the construction of the Tenant Improvements (but to the extent available, the Tenant Improvement Allowance may be used to fund such payments). If there are any taxes or tax increases charged to Landlord because of the construction of the Tenant Improvements, all of these taxes (even if based in part on the value of the “shell” previously constructed by Landlord) shall be paid by Tenant or reimbursed to Landlord by Tenant on tender of Landlord’s statement for such expenses, except that if the taxes or increased taxes are property taxes, they shall be dealt with under the Lease terms relating to Operating Expenses.

(6) Tenant is responsible to insure that the Tenant Improvements comply in all respects with the requirements of the Americans with Disabilities Act. Tenant agrees that it will take responsibility for and hold Landlord harmless and defend Landlord with regard to any later claim by any party or third party that the Tenant Improvements do not comply with the Americans with Disabilities Act. If Tenant’s construction activities trigger or cause the requirement of any improvements or installations or changes within or outside the Premises, Tenant shall take responsibility for and pay for such matters.

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(7) Landlord shall not be required to approve any Tenant Improvements that: (i) do not conform to applicable government regulations or Laws or are disapproved by any governmental agency having jurisdiction; (ii) overload the floors of the Premises or the Building; or (iii) are, in Landlord’s reasonable judgment, of a nature or quality inconsistent with the nature and quality of the remainder of the Premises or the Building. However, Tenant shall not be required to remove the Tenant Improvements at the expiration or earlier termination of the Lease. By approving the Plans, Landlord does not warrant or represent that they are in compliance with the Americans with Disabilities Act or other Laws.

(8) When the Tenant Improvements are substantially complete, Landlord and Tenant shall conduct an inspection of the Tenant Improvements. After such inspection has been completed, each party shall sign a “punch list” comprised of items which the parties agree are to be corrected. The Tenant shall cause all such corrections to be made, and shall demonstrate to Landlord by reinspection, within thirty (30) days, that such has been done. Notwithstanding anything contained herein, Tenant’s obligation to pay the Base Monthly Rent and the Additional Rent shall commence as provided in the Lease, regardless of the date of completion of the Tenant Improvements or the completion of inspection or punch list repairs.

(9) All of the Tenant Improvements shall become the property of Landlord upon installation and shall not be removed or altered by Tenant unless as a permitted alteration approved pursuant to Paragraph 5.2 of the Lease.

(10) As Tenant is undertaking responsibility for their construction, Tenant agrees that it will take and accept the Tenant Improvements with all faults, patent and latent. Landlord shall not have any duties with regard to condition or repair of the Tenant Improvements.

(11) Landlord makes no express or implied warranty with respect to the design, installation, construction, quality, condition, or operation of the Tenant Improvements.

(12) Tenant will obtain a standard one year construction warranty from its general contractor. Upon completion of the Tenant Improvements, Tenant will supply Landlord with “as-built” plans that are complete in all respects as to improvements and changes made to the Building by or on behalf of Tenant. Upon surrender of possession of the Premises, Tenant will assign to Landlord all rights under any and all contractor, supplier, materialman, or other warranties or contracts in regard to the condition and construction of the Tenant Improvements.

D. Condition of Premises; Warranty. Subject to this paragraph, Landlord shall provide, and Tenant shall accept the Existing and New Premises in their AS-IS condition, including paint and carpets, with all faults, latent and patent. Landlord warrants that (1) when possession of the New Premises is delivered to Tenant, and (2) on April 1, 2007 in the case of the Existing Premises, the HVAC, roof membrane,

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electrical and plumbing systems will be in operating condition; provided, that such warranty shall apply only to any defects in such condition which is brought to Landlord’s attention in writing by May 1, 2007 in the case of the Existing Premises and within thirty (30) days after the New Premises Commencement Date, except as to the roof membrane which is within nine (9) months after the New Premises Commencement Date, and provided further, that Tenant’s sole remedy for any breach of this warranty of which Landlord has been timely notified shall be to require Landlord to repair the systems and equipment to bring it to a state of good working condition. Landlord agrees to power wash the outside of the building at the Existing Premises, and to paint areas that have noticeable stains that cannot be removed by power washing. Landlord agrees to demise the space as set forth in Exhibit A, and to extend the existing phone, data, vacuum, compressor, air, and nitrogen lines and connections between the Existing Premise and the Building in which the New Premises are located to a connection point to be designated by Tenant.

E. Reimbursement of Tenant Improvement Costs: Landlord shall reimburse Tenant for Tenant Improvement Costs for the Existing and New Premises up to the amount of the Tenant Improvement Allowance for each of the Premises, within thirty (30) days of Tenant’s submission of a certification that expenses for which Tenant is entitled to be reimbursed have been incurred, that the bills related thereto have been paid, and that a partial lien release has been received from the third party to whom the bill was owed. Tenant shall further provide Landlord with any information or documentation on such billings that Landlord shall reasonably request. Further, Tenant may submit to Landlord for payment the bills of third parties to whom such monies are owed, together with a partial lien release from such third party, for direct payment by Landlord to the third party within (30) days of Tenant’s submission of said third-party bills. To receive reimbursement, Tenant must submit costs not later than March 31, 2008.

F. Definition of Tenant Improvement Costs. As used herein, “Tenant Improvement Costs” shall mean and include the following as they relate to the Tenant Improvements: (i) all amounts paid to contractors for labor and materials furnished pursuant to any construction contract entered into by Tenant to construct the Tenant Improvements; (ii) the cost of all governmental approvals required as a condition to the construction of the Tenant Improvements (including all construction taxes or other fees or exactions by governmental agencies imposed in connection with the issuance of a building permit or otherwise relating to the construction of the Tenant Improvements, even if based in part on the value of the “shell” of the Building); (iii) all utility connection or use fees; (iv) fees of construction managers, general contractors, architects, engineers, and space planners for services rendered; (v) the cost of payment and performance bonds obtained to assure completion of the Tenant Improvements, and (vi) any and all other real property improvement costs incurred in connection with the Tenant Improvements.

11. Management Fees as Part of Common Operating Expenses: Section 8.2C of the Lease is amended to cap the amount of management fees which can be included in Common Operating Expenses at Three Percent (3%) of the Base Monthly Rent.

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12. Signage: Subject to Landlord’s approval, not to be unreasonably withheld, to compliance with any deed restrictions applicable to the property, and to the approval of the municipality with jurisdiction over the location of the Premises, Tenant shall have the following signage rights:

A. New Premises Signage: At the New Premises, the Tenant shall be granted building signage on the front door and shall have the right to signage on the monument sign, to be shared with the tenant occupying the adjoining space in the Building in which the New Premises are located.

B. Existing Premises Signage: At the Existing Premises, the Tenant shall be granted building signage on the front door and shall have the right to exclusive signage on the monument sign.

C. Sign Cost: Tenant shall pay all expenses relating to installation and maintenance of all of its signs, shall remove said signs at the expiration or earlier termination of this Lease and restore the various sign areas to their condition prior to the erection or installation of the sign, and shall cause said signs to be maintained in good order and condition at all times during the Lease.

13. Asbestos: Landlord states that to its actual knowledge, without actual or deemed investigation, there is no asbestos at the New Premises. Tenant has been encouraged to perform its own investigation of this subject, and has done so to the extent Tenant deemed prudent.

14. Retained Real Estate Brokers: Staubach solely represents the Tenant in this transaction and CPS and Orchard Commercial, Inc. solely represent the Landlord in this transaction. Landlord will pay brokerage commissions as per its separate agreements with the Brokers (it being understood that CPS is only being paid a commission relating to the portion of this transaction which relates to the expansion into the New Premises).

15. Miscellaneous Amendments of the Lease Terms:

A. In the Summary of Basic Lease Terms: F. Building: is changed to include both 2911-2951 Zanker Road and 101 East Daggett Drive, San Jose, California; N. Permitted Use: is changed to strike “Planar Lightwave Circuit (“PLC”) ”)”; and O. Permitted Alterations Limit: is changed to $25,000.

B. In Section 5.4, strike in the third line “and the cost thereof is not reimbursable as a Common Operating Expense.”

C. In Section 11.2 Subsection E, Sixth line, the 5% is changed to 10%.

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D. In regard to Section 4 of Addendum No. 1 (as well as the reference to such Section in Section 15.2 of the Lease), within one (1) year of execution hereof, Landlord will provide Tenant with a written statement of what Landlord believes are Tenant’s obligations thereunder; said statement shall be non-binding on Landlord, but no failure to restore or repair in violation of the requirements of Section 4 of Addendum No. 1 shall be a basis for a claim by Landlord that Tenant has not delivered possession for purposes of claiming that Tenant continues to have holdover rent obligations, unless such repair or restoration obligation is one that Landlord has included a reasonable description in its notice given within one year of execution as required above or in another written notice given at least one year before the expiration of the Lease.

16. Continuing Obligation: Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

17. Effect of Amendment: This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

18. Authority: Each individual executing this Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and/or the other organic documents of the Tenant.

19. Entire Agreement: The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents have made any legally binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant’s business.

SIGNATURES ON NEXT PAGE.

14

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to be effective as of the date first set forth above.

LANDLORD:		TENANT:

BRE/PCCP ORCHARD, LLC a Delaware limited liability company		NEOPHOTONICS CORPORATION a Delaware corporation

By:	Orchard 702/703 Investors, LLC	By:	/s/ TS Jenks TS Jenks/CEO
	a Delaware limited liability company, Its Member		[Print Name and Title]

By:	/s/ Michael Biggar	By:	/s/ I Lakhani VP Finance
	Michael Biggar		[Print Name and Title]
Managing Member

Date: 4/6/07		Date: 3/30/07

15

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made as of May 28, 2010, by and between 702/703 INVESTORS, LLC, a Delaware limited liability company (“Landlord”), and NEOPHOTONICS CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.        Landlord (as successor-in-interest to BRE/PCCP Orchard, LLC, which is the successor-in-interest to Silicon Valley Properties, LLC) and Tenant (as successor-in-interest to Lightwave Microsystems Corporation) are parties to that certain Lease dated April 7, 1999, and Addendum No. 1 thereto (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of November 22, 2002 (the “First Amendment”), as further amended by that certain Second Amendment to Lease dated as of December 15, 2003 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease dated as of March 13, 2007 (the “Third Amendment”), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, (i) that certain premises, consisting of approximately thirty-nine thousand three hundred fourteen (39,314) rentable square feet of space, commonly referred to as 2911-2951 Zanker Road in the City of San Jose, County of Santa Clara, State of California, and referred to herein as the “2911 Zanker Premises”, and (ii) that certain premises, consisting of approximately twenty-four thousand two hundred twelve (24,212) rentable square feet of space, commonly referred to as 101 East Daggett Drive in the City of San Jose, County of Santa Clara, State of California, and referred to herein as the “101 E. Daggett Premises”. The 2911 Zanker Premises and the 101 E. Daggett Premises are collectively referred to herein as the “Premises”.

B.        The Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to herein as the “Lease”.

C.        The term of the Lease as to the Premises is currently scheduled to expire on October 31, 2012. Subject to the terms and conditions set forth in this Fourth Amendment, Tenant and Landlord desire to amend, modify and supplement, as the case may be, the Lease to, among other things, (i) extend the term of the Lease as to the 2911 Zanker Premises to October 31, 2019, subject to an early termination right in favor of Tenant as provided below, (ii) extend the term of the Lease as to the 101 E. Daggett Premises to October 31, 2015, subject to an early termination right in favor of Tenant as provided below, (iii) establish the monthly Base Rent payable by Tenant to Landlord during the extended terms referred to herein, and (iv) provide for the grant of a renewal option in favor of Tenant so that Tenant may extend the term of the Lease, as amended hereby, with respect to the 101 E. Daggett Premises to be coterminous with the term of the Lease, as amended hereby, with respect to the 2911 Zanker Premises.

D.        Capitalized terms used in this Fourth Amendment shall have the meaning ascribed to such terms in the Lease, unless otherwise defined in this Fourth Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other consideration, the sufficiency of which is hereby acknowledged, the parties hereto amend, modify and supplement the Lease as follows:

1.        Extension of Term.

(a)        Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby extend the expiration date of the Term of the Lease with respect to the 2911 Zanker Premises to October 31, 2019. Section J of the Summary of Basic Lease Terms incorporated into the Original Lease is hereby amended to provide that the Lease Term with respect to the 2911 Zanker Premises is extended through and including October 31, 2019, unless sooner terminated or extended in accordance with the terms of the Lease, as amended by this Fourth Amendment.

(b)        Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby extend the expiration date of the Term of the Lease with respect to the 101 E. Daggett Premises to October 31, 2015. Section J of the Summary of Basic Lease Terms incorporated into the Original Lease is hereby amended to provide that the Lease Term with respect to the 101 E. Daggett Premises is extended through and including October 31, 2015, unless sooner terminated or extended in accordance with the terms of the Lease, as amended by this Fourth Amendment.

2.         Condition of Premises. Tenant hereby agrees and warrants that it is familiar with the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of, the existing condition of the Premises, the buildings in which the Premises are located or the Project, or any portion thereof, or the suitability of the same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises, the buildings in which the Premises are located or the Project or with respect to the suitability of same for the conduct of Tenant’s business. Tenant further agrees and acknowledges that Landlord has no obligation to alter, improve or refurbish the Premises, or any portion thereof, for Tenant’s use or benefit or to provide Tenant an allowance for such purpose.

3.        Base Monthly Rent. The Base Monthly Rent schedule set forth in Paragraph 4 of the Third Amendment shall remain in effect through January 31, 2010. Effective as of February 1, 2010, Paragraph 4 of the Third Amendment and Section K of the Summary of Basic Lease Terms incorporated into the Original Lease shall be deemed amended to provide that Tenant shall pay Monthly Base Rent for the 2911 Zanker Premises and the 101 E. Daggett Premises, respectively, each month during the balance of the Lease Term applicable to 2911 Zanker Premises and the 101 E. Daggett Premises, commencing on February 1, 2010, in accordance with the schedule set forth below:

Term	2911 Zanker Base Monthly Rent (NNN)	101 E. Daggett Base Monthly Rent (NNN)

02/01/2010 – 01/31/2011	$42,719.00	$22,865.81

02/01/2011 – 01/31/2012	$43,686.28	$23,529.22

02/01/2012 – 10/31/2012	$44,681.87	$24,212.00

11/01/2012 – 10/31/2013	$35,378.32	$21,788.17

11/01/2013 – 10/31/2014	$36,793.46	$22,659.69

11/01/2014 – 10/31/2015	$38,265.19	$23,566.08

11/01/2015 – 10/31/2016	$39,795.80

11/01/2016 – 10/31/2017	$41,387.63

11/01/2017 – 10/31/2018	$43,043.14

11/01/2018 – 10/31/2019	$44,764.86

Base Monthly Rent shall be paid by Tenant to Landlord during the Lease Term on the first day of each month of the Lease Term, without offset or deduction, prior notice or demand in lawful money of the United States addressed to Landlord, c/o South Bay Development Company, 1690 Dell Avenue, Campbell, CA 95008 or to such other persons or such other places as Landlord may designate in writing. Base Monthly Rent for any period during the Lease Term which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved.

5.        Early Termination Rights in Favor of Tenant.

(a)        Tenant shall have a one time right to terminate the Lease, as amended by this Fourth Amendment, as to the 101 E. Daggett Premises only as of January 31, 2015, by giving Landlord written notice of such termination not later than April 30, 2014 and by paying to Landlord, concurrently with delivery of such termination notice to Landlord, a early termination fee equal to the sum of (i) the unamortized amount of the leasing commissions paid by Landlord in connection with this Fourth Amendment allocable to the 101 E. Daggett Premises only as of January 31, 2015, plus (ii) Twenty-three Thousand Five Hundred Sixty-six and 08/100 Dollars ($23,566.08).

(b)        Tenant shall have a one time right to terminate the Lease, as amended by this Fourth Amendment, as to the 2911 Zanker Premises only as of January 31, 2017, by giving Landlord written notice of such termination not later than April 30, 2016 and by paying to Landlord, concurrently with delivery of such termination notice to Landlord, a early termination fee equal to the sum of (i) the unamortized amount of the leasing commissions paid by Landlord in connection with this Fourth Amendment allocable to the 2911 Zanker

Premises only as of January 31, 2017, plus (ii) One Hundred Twenty-four Thousand One Hundred Sixty-two and 89/100 Dollars ($124,162.89) (which equates to the product obtained by multiplying one months’ Base Rent (at the rate in effect as of the early termination of the Lease, as amended hereby, with respect to the 2911 Zanker Premises) by three (3) (it being understood that there would be approximately three (3) years remaining on the balance of the Lease Term with respect to the 2911 Zanker Premises as of the early termination date of the Lease, as amended hereby, pursuant to this Paragraph 5(b)).

6.        Option to Extend Lease Term as to 101 E. Daggett Premises. Landlord hereby grants to Tenant the option to extend the Lease Term as to the 101 E. Daggett Premises only for a period commencing November 1, 2015 through October 31, 2019 (the “Extended Term”), on the following terms and conditions:

(a)        Tenant shall give Landlord written notice of its exercise of the option to extend the Lease Term as to the 101 E. Daggett Premises for the Extended Term no earlier than twelve (12) months or later than nine (9) months before the date the Lease Term would end as to the 101 E. Daggett Premises but for said exercise. Time is of the essence.

(b)        Tenant may not extend the Lease Term as to the 101 E. Daggett Premises pursuant to this Paragraph 6 if Tenant is in default beyond any applicable notice and cure periods in the performance of any of the terms and conditions of the Lease, as amended by this Fourth Amendment, at the time of Tenant’s notice of exercise of this option to extend, or if Tenant shall have assigned its interest in the Lease, as amended by this Fourth Amendment, and/or the Premises, or any portion thereof, to any person or entity (other than a person or entity which takes the Lease, as amended by this Fourth Amendment, by way of a Permitted Transfer as defined in Section 14.1F of the Original Lease), whether or not Landlord’s consent to such assignment or transfer has been given (unless Landlord has waived such restriction in any written consent to such assignment or subletting, which waiver may be withheld in Landlord’s sole and absolute discretion). If Tenant is in default under the Lease, as amended by this Fourth Amendment, beyond any applicable notice and cure periods on the date that the Extended Term is to commence, then Landlord may elect to terminate the Lease, as amended by this Fourth Amendment, notwithstanding any notice given by Tenant of an exercise of its option to extend.

(c)        Once Tenant delivers notice of its exercise of the option to extend the Lease Term as to the 101 E. Daggett Premises, Tenant may not withdraw such exercise and, subject to the provisions of this Paragraph 6, such notice shall operate to extend the Lease Term as to the 101 E. Daggett Premises. All terms and conditions of the Lease, as amended by this Fourth Amendment, applicable to the 101 E. Daggett Premises shall apply during the Extended Term, except that (i) the Base Monthly Rent with respect to the 101 E. Daggett Premises for the Extended Term shall be as set forth in Paragraph 6(e) below, (ii) there shall be no further rights to extend the Lease Term as to the 101 E. Daggett Premises and (iii) Landlord shall have no obligation to construct any tenant improvements on, in or around the 101 E. Daggett Premises or in the building in which the 101 E. Daggett Premises is situated or to provide any tenant improvement allowance or refurbishment allowance to Tenant.

Promptly following determination of the Base Monthly Rent pursuant to Paragraph 6(e) below, Landlord and Tenant agree to sign a written acknowledgment of the Base Monthly Rent with respect to the 101 E. Daggett Premises due for the Extended Term, provided however that a delay in executing such written acknowledgement shall not delay the commencement or payment of Base Monthly Rent as determined pursuant to Paragraph 6(e).

(d)        Upon the extension of the Lease Term as to the 101 E. Daggett Premises pursuant to this Paragraph 6, the term “Lease Term” as used in the Lease, as amended by this Fourth Amendment, with respect to the 101 E. Daggett Premises shall thereafter include the Extended Term and the expiration date of the Lease, as amended by this Fourth Amendment, with respect to the 101 E. Daggett Premises shall be the expiration date of the Extended Term.

(e)        If Tenant elects to extend the Lease Term as to the 101 E. Daggett Premises pursuant to this Paragraph 6, the Base Monthly Rent with respect to the 101 E. Daggett Premises only for the Extended Term shall be an amount equal to one hundred percent (100%) of the fair market rental value of the 101 E. Daggett Premises in relation to market conditions at the time of the extension (including, but not limited to, rental rates for comparable space with comparable tenant improvements and taking into consideration any adjustments to rent based upon direct costs (operating expenses) and taxes, load factors, and/or cost of living or other rental adjustments; the relative strength of the tenants; the size of the space; and any other factors which affect market rental values at the time of extension), provided, that the Base Monthly Rent with respect to the 101 E. Daggett Premises for the Extended Term shall in no event be lower than Twenty-three Thousand Five Hundred Sixty-six and 08/100 Dollars ($23,566.08) per month. The Base Monthly Rent with respect to the 101 E. Daggett Premises for the Extended Term shall be determined as follows:

(i)        Mutual Agreement. After timely receipt by Landlord of Tenant’s notice of exercise of the option to extend the Lease Term as to the 101 E. Daggett Premises, Landlord and Tenant shall have a period of thirty (30) days in which to agree on the Base Monthly Rent with respect to the 101 E. Daggett Premises for the Extended Term. If Landlord and Tenant agree on said Base Monthly Rent during that period, they shall immediately execute an amendment to the Lease, as amended hereby, stating the Base Monthly Rent as to the 101 E. Daggett Premises for the Extended Term. If Landlord and Tenant are unable to agree on the Base Monthly Rent as to the 101 E. Daggett Premises for the Extended Term as aforesaid, the provisions of Paragraph 6(e)(ii) below shall apply.

(ii)        Appraisal. Within ten (10) days after the expiration of the thirty (30) day period described in Paragraph 6(e)(i) above, each party, at its cost and by giving notice to the other party, shall appoint a licensed, commercial real estate broker with at least five (5) years commercial brokerage experience in Santa Clara County to determine the fair market rental value of the 101 E. Daggett Premises. If a party does not appoint such a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the fair market rental value. The cost of such sole broker shall be borne equally by the parties. If two brokers are appointed by the parties as provided in this Paragraph 6(e)(ii), the two brokers shall each separately determine the fair market rental value of the 101 E. Daggett Premises within twenty (20) days of the date the last of such two brokers is selected. In addition, during such twenty day period, the two brokers shall select a third broker meeting the qualifications above who will be required to determine which of the fair market rental valuations determined by the two original brokers is closer to the fair market rental value of the 101 E. Daggett Premises as determined by the third broker. If the parties cannot agree on the third broker within such twenty day period, then either of the parties to the Lease, as amended hereby, by giving ten (10) days notice to the other party, may apply to the presiding judge of the Superior Court of Santa Clara County for the selection of a third broker who meets the qualifications stated above. The two original brokers shall submit their respective valuations to the third broker in a sealed envelope within ten days following the date the third broker is selected. Once the third broker has been selected as provided above, then, as soon as practicable but in any case within twenty (20) days thereafter, the third broker shall select one of the two fair market rental valuations submitted by the two original brokers selected by the parties, which valuation shall be the one that is closer to the fair market rental value as determined by the third broker; provided, however, in no event shall the fair market rental value of the 101 E. Daggett Premises be lower than Twenty-three Thousand Five Hundred Sixty-six and 08/100 Dollars ($23,566.08) per month. The third broker’s selection shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall not be subject to appeal. The party whose valuation is not chosen by the third broker shall pay the costs of the third broker. In establishing the fair market rental value, the broker or brokers shall consider the market factors referred to in Paragraph 6(e) above.

7.        Miscellaneous Amendments to Lease.

(a)        Paragraph 7 (including, without limitation, Paragraphs 7.A through 7.G) of the Third Amendment is hereby deleted in its entirety and of no further force or effect.

(b)        Paragraph 8 (including, without limitation, Paragraphs 8.A through 8.G) of the Third Amendment is hereby deleted in its entirety and of no further force or effect.

8.        Brokers. Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person other than Jones Lang LaSalle) to whom a real estate commission or finder’s fee may be owed with respect to the extension of the Lease Term as provided in Paragraph 1(a) and Paragraph 1(b) of this Fourth Amendment and the negotiation and execution of this Fourth Amendment. In connection with Tenant’s extension of the Lease Term as provided in Paragraph 1(a) and Paragraph 1(b) of this Fourth Amendment and Landlord’s and Tenant’s negotiation and execution of this Fourth Amendment, Landlord agrees to pay to Jones Lang LaSalle a commission pursuant to the terms of a separate agreement between Landlord and Jones Lang LaSalle. Such commission shall not be due and payable until November 1, 2012. Jones Lang LaSalle shall not be a third party beneficiary of this Fourth Amendment. Except as to commissions to be paid as provided under this Paragraph 8, Tenant shall indemnify, defend and hold harmless Landlord from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against Landlord by any broker, finder or other person with whom Tenant has or purportedly has dealt with in connection with the extension of the Lease Term as provided in Paragraph 1(a) and Paragraph 1(b) of this Fourth Amendment and the negotiation and execution of this Fourth Amendment.

9.        Corporate Authority. Tenant represents and warrants to Landlord that (i) Tenant is the sole holder of the leasehold estate created under the Lease, (ii) Tenant has not voluntarily, by operation of law or otherwise assigned the Lease or any interest of Tenant under the Lease, subleased any portion of the Premises or otherwise transferred or hypothecated any interest of Tenant in and to the Lease or the Premises, or any portion thereof, and (iii) all authorizations necessary for the execution of this Fourth Amendment by Tenant and to bind Tenant hereto have been obtained. Upon written request therefor made by Landlord to Tenant, Tenant shall provide Landlord with a corporate resolution, certificate of incumbency or other evidence reasonably satisfactory to Landlord that the individual(s) executing this Fourth Amendment on behalf of Tenant are authorized to execute this Fourth Amendment and to bind Tenant hereto. In the event Tenant fails to comply with the requirements set forth in this Paragraph 9, then each individual executing this Fourth Amendment shall, in addition to Tenant, be personally liable for all of Tenant’s obligations in the Lease as amended by this Fourth Amendment.

10.        Effect of Fourth Amendment. Except as modified herein, the terms and provisions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Fourth Amendment and the terms and provisions of the Lease, the terms and provisions of this Fourth Amendment shall prevail.

11.        Counterparts; Facsimile Signatures. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original and together shall constitute one instrument. The parties contemplate that they may be executing counterparts of this Fourth Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the party so signing with the same effect as though the signature were an original signature.

12.        Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

13.        Interpretation. The doctrine or rule of law or construction that any ambiguity in a written instrument shall be construed against the party drafting the same shall not be employed in connection with this Fourth Amendment.

[balance of page is intentionally blank; signature page follows on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date and year set forth below.

LANDLORD:			TENANT:

702/703 INVESTORS LLC, a Delaware limited liability company			NEOPHOTONICS CORPORATION, a Delaware corporation

By:	PCCP CS III 702/703, LLC,		By:	/s/ Timothy S. Jenks
	a Delaware limited liability company		Name:	Timothy S. Jenks
Its:	Managing Member		Title:	CEO

	By:	/s/ Bryan Thornton	Dated:	June 7, 2010
	Name:	Bryan Thornton
	Its:	Authorized Signatory

Dated: June , 2010